Exhibit 99(a)
                                            [BANK ONE LOGO APPEARS HERE]
Bank One Corporation
1 Bank One Plaza
Chicago, IL  60670

News Release

For Immediate Release
---------------------

                        BANK ONE ANNOUNCES NET INCOME OF
                     $0.72 PER SHARE VERSUS $0.46 PER SHARE
          (PRIOR YEAR INCLUDED A RESTRUCTURING CHARGE OF $224 MILLION)

  . NET INCOME IS $842 MILLION, UP 10%, FROM $765 MILLION, EXCLUDING THE 2001
                 AFTER-TAX RESTRUCTURING CHARGE OF $224 MILLION

                  . NET INCOME IS $2.80 PER SHARE FOR THE YEAR

     . LOAN LOSS RESERVE AS A PERCENT OF LOANS INCREASES TO 3.20% FROM 2.97%

               . TIER 1 CAPITAL RATIO INCREASES TO 9.9% FROM 8.6%

                 . SUCCESSFULLY COMPLETES LAST MAJOR CONVERSION

   . RESULTS INCLUDE AFTER-TAX IMPACT OF NET INVESTMENT-RELATED GAINS OF $46
             MILLION, PARTIALLY OFFSET BY A $37 MILLION LOSS ON THE
                  CREDIT DERIVATIVES PORTFOLIO USED FOR HEDGING

CHICAGO, January 16, 2003 - Bank One Corporation (NYSE: ONE) today announced 2002 fourth quarter net income of $842 million, or $0.72 per diluted share, compared to $765 million, excluding an after-tax restructuring charge of $224 million, in the prior year. For the full year 2002, net income totaled $3.3 billion, compared to $2.6 billion for 2001.

"Bank One enters 2003 in an extremely strong position," said James Dimon, Chairman and Chief Executive Officer. "We are now one company, one brand, operating on one systems platform with a very strong balance sheet and credit under control.

"We are confident that we are making all of the investments necessary to achieve quality growth as we continue to focus on the customer," he said. "We ended the year with the systems, products, people, and processes that will allow Bank One to get even stronger in the future. In fact, signs of growth are visible in many areas including credit cards, debit cards, deposits, transaction accounts, home equity loan production, capital markets activities, and assets under management."

Highlights in the fourth quarter include the following:

..    Bank One successfully completed its last major systems conversion,
     Illinois, during the quarter, capping a two-year effort to bring the Company onto essentially a single platform. Bank One is now well positioned to make further improvements in its technology and operations, creating a competitive advantage through greater efficiency and reduced costs, improved customer service, and an enhanced ability to innovate.

..    Retail core businesses grew, reflecting initiatives put in place early in
     2002.

     . Home equity loan production was $4.9 billion, up $1.6 billion, or 48%, from the prior year and $792 million, or 20%, from the prior quarter, leading to end-of-period balances of $28.5 billion in the on-going home equity loan portfolio, up 13% over the prior year and 6% over the prior quarter.

     . Average core deposits of $65.6 billion grew $5.5 billion, or 9%, from the prior year and $1.4 billion, or 2%, from the prior quarter (9% annualized).

     . Driven by an increased focus on sales and the customer, net transaction accounts were positive for the second consecutive quarter, leading to the first annual increase in at least four years.

     . To better position the Company for future growth, Retail began a process of opening new banking centers, extending center hours, and refurbishing existing centers and ATMs.

     . The number of relationship bankers increased by 10% to 2,839 during the quarter.

..    In Commercial Banking, actions taken over the past two years have led to the visible improvement in credit losses. These actions, including the deliberate reductions in the loan portfolio, are essentially complete. The Company remains increasingly comfortable with its ability to better control, manage and underwrite risk in a consistent and disciplined manner across all its businesses.

     .    Corporate Banking

          . Net charge-offs, including a $75 million charge-off of United Airlines exposure, totaled $148 million, a decline of $16 million, or 10%, from the prior year and $12 million, or 8%, from the prior quarter.

          . As a percentage of average loans, charge-offs were 1.88%, up slightly from 1.72% in the prior year and down from 2.03% in the prior quarter.

          . Nonperforming loans were $873 million, an improvement of $281 million, or 24%, from the prior year and $137 million, or 14%, from the prior quarter.

          . A $59 million pre-tax loss ($37 million after-tax) was reported related to the credit derivatives portfolio (currently $7.3 billion notional). Credit derivatives are primarily used to reduce and hedge exposure to specific credits in the loan portfolio that are larger than the Company is willing to bear. While credit derivatives are marked to market through trading income, loans are not marked to market. The Company makes risk management decisions for economic, rather than accounting, purposes to allow for better management of credit risk. The loss this quarter compares to a $101 million pre-tax gain reported in the prior quarter. Given the mark-to-market requirements, volatility in this portfolio is expected.

     .    Middle Market

          . Net charge-offs totaled $54 million, a decline of $104 million, or 66%, from the prior year and $23 million, or 30%, from the prior quarter.

          . As a percentage of average loans, charge-offs were 0.70%, an improvement from 1.75% in the prior year and 0.96% in the prior quarter.

          . Although up slightly over the prior year, nonperforming loans of $1.0 billion declined $29 million, or 3%, from the prior quarter.

..    Card Services continued to show steady progress.

     . Charge volume was $43.5 billion, an increase of $5.2 billion, or 14%, over the prior year and $4.0 billion, or 10%, over the prior quarter. End-of-period managed loans were $74.0 billion, an increase of $5.8 billion, or 9%, over the prior year and $4.8 billion, or 7%, over the prior quarter. This improvement was driven by lower attrition and higher utilization, often seasonally higher in the fourth quarter.

     .    1.3 million new accounts were opened.

     . Due to the Company's continued focus on risk management, credit performance remained strong despite a seasonal increase in losses. Net interest margin, however, was compressed due to continued competitive pricing.

     . The focus on co-brand relationships continued as a new alliance was formed with UPS, and the relationship with Six Continents - a leading global hospitality group that includes Holiday Inn - was renewed. This adds to the other partnership announcements in 2002, including Disney, Amazon, the U.S. Postal Service and the Southwest Airlines renewal.

     . Paymentech, Inc., the Company's merchant card processor, also experienced strong growth as total revenues increased 18%, driven by a 19% increase in bank card volume and a 21% increase in total transactions.

..    Investment Management achieved several major milestones.

     . Total assets under management of $162.0 billion increased $19.4 billion, or 14%. Strong money market and fixed income asset growth was partially offset by a decline in equity assets. Institutional assets of $77.8 billion increased $15.4 billion, or 25%, reflecting its strong contribution to the growth in overall assets under management.

     . One Group(R), Bank One's family of mutual funds, surpassed $100 billion in assets for the first time ever, despite the challenging market.

..    Other significant highlights include:

     .    Consolidated credit results were as follows:

          . On a reported basis, total provision was $628 million and the charge-off ratio was 1.65%.

          . Managed provision for credit losses declined $212 million, or 13%, to $1.4 billion.

          .    Managed charge-off ratio improved to 2.62% versus 2.84%.

          . Nonperforming loans declined $275 million, or 8%, to $3.3 billion.

     . The Company took actions relating to both the asset and liability sides of the balance sheet in order to defensively position itself for a higher rate environment. These actions reduced net interest margin, with most of the impact recognized in the Corporate line of business. On the asset side, the Treasury Investment Portfolio was repositioned against rising rates, and the resulting security sales led to gains this quarter. In addition, the Company adjusted the funding of the balance sheet to selectively lengthen maturities and fix rates.

     . Capital ratios continue to be among the highest in the industry. Tangible common equity to tangible assets ratio was 6.4%, an increase from 5.9%. Tier 1 and Total capital ratios were 9.9% and 13.7%, respectively, an increase from 8.6% and 12.2% in the prior year and 9.5% and 13.0% in the prior quarter.

LINE OF BUSINESS DISCUSSION

All comparisons are to the applicable period in the prior year unless otherwise specified.

Highlights - Net Income (Loss) by Line of Business*

                                                                  % change vs.
                              4Q02       3Q02        4Q01       3Q02       4Q01
                              ----       ----        ----       ----       ----
($ millions)
Retail                        $335        $354       $289        (5)%       16%
Commercial Banking             148         179        148       (17)         0
Card Services                  321         298        326         8         (2)
Investment Management           81         100        108       (19)       (25)
Corporate                      (43)       (108)      (106)       60         59
                              ----        ----       ----       ---        ---
     Total Corporation        $842        $823       $765         2%       10%


* 4Q01 results exclude the impact of the $224 million after-tax restructuring charge (Retail $68 million, Commercial Banking $46 million, Card Services $39 million, Investment Management $12 million, and Corporate $59 million).

RETAIL

Retail net income totaled $335 million, an increase of $46 million, or 16%, excluding the impact of the fourth quarter 2001 restructuring charge, primarily reflecting lower provision expense.

Net interest income was $1.2 billion, down $17 million, or 1%, primarily the result of the intentional reduction of the auto lease and discontinued brokered home equity portfolios, the average balances of which declined by $4.7 billion. This decline was partially offset by a 9% increase in average core deposits, which include demand and savings products, to $65.6 billion.

Noninterest income was $360 million, relatively unchanged from the prior year, but up $24 million, or 7%, from the prior quarter. This improvement over the prior quarter was primarily the result of higher mortgage revenue, higher deposit service charges, and higher tax-advantaged investment losses in the third quarter in Retail, partially offset by lower fees following the elimination of 181 non-branded ATMs.

Noninterest expense was $817 million, essentially unchanged from the prior year, excluding the impact of the restructuring charge in the fourth quarter 2001. Expense improvements from the absence of goodwill amortization, lower fraud losses and lower ATM expenses during the year allowed the Company to reinvest through increased marketing spend and higher salaries and incentives related to new production.

The provision for credit losses was $230 million, a decline of $86 million, or 27%, due to the absence of reserve increases and lower charge-offs on discontinued portfolios and on the on-going home equity loan portfolio. As a percentage of average loans, net charge-offs were 1.40%, down from 1.53% in the prior year. Compared to the prior quarter, provision increased $31 million, or 16%, due to higher small business and vehicle loan charge-offs.

The allowance for loan losses of $1.0 billion represented 1.57% of period-end loans, compared to 1.53% in the prior year. Nonperforming assets increased $106 million, or 7%, to $1.6 billion, primarily due to an increase in other real estate owned. Compared to the prior quarter, nonperforming assets declined $60 million, or 4%, due to improvements in home equity and small business loans.

COMMERCIAL BANKING

Commercial Banking net income totaled $148 million, essentially unchanged from the prior year, excluding the impact of the fourth quarter 2001 restructuring charge, and a decrease of $31 million, or 17%, from the prior quarter.

Net interest income totaled $609 million, a decline of $85 million, or 12%, reflecting a reduction in average loans of $12.1 billion, or 16%, partially offset by an improvement in Corporate Banking loan spreads. Compared to the prior quarter, net interest income increased $4 million, or 1%, reflecting higher loan spreads in both Corporate Banking and Middle Market. This was partially offset by a reduction in average loans of $1.5 billion, or 2%.

Mark-to-market adjustments on the credit derivatives portfolio negatively impacted the current quarter by $59 million and the prior year quarter by $12 million. Excluding the impact of the loss in each period, noninterest income increased $39 million, or 10%, primarily as a result of the following items: banking fees and commissions increased $16 million, or 8%, reflecting growth in asset backed finance and tax-exempt underwriting fees; and other income (loss) improved $14 million, primarily resulting from lower losses on loans sales and improved performance of tax-oriented investments.

Mark-to-market adjustments on the credit derivatives portfolio had positively impacted the third quarter 2002 by $101 million. Excluding the impact of the mark-to-market adjustments in each period, noninterest income increased $105 million, or 31%, over the prior quarter primarily as a result of the following items: trading income was $57 million, an increase of $15 million, or 36%, primarily as a result of interest rate derivatives; banking fees and commissions increased $31 million, or 18%, reflecting higher asset-backed finance, tax-exempt and syndication fees; and other income (loss) increased by $63 million, primarily reflecting improved performance of tax-oriented investments and lower losses on loan sales.

Global Treasury Services (GTS) total revenue declined $15 million, or 4%, from the prior year as a result of the continuing low interest rate environment and the decline in transaction volumes, even though deposits increased.

Noninterest expense totaled $606 million, an increase of $28 million, or 5%, excluding the impact of the fourth quarter 2001 restructuring charge, as a result of $13 million from the consolidation of Anexsys, LLC and higher conversion related expenses.

Commercial Banking provision for credit losses was $202 million, a decline of $121 million, or 37%, from the prior year and $35 million, or 15%, from the prior quarter. Corporate Banking net charge-offs were $148 million, which included a $75 million charge-off related to United Airlines exposure. Net charge-offs declined $16 million, or 10%, from the prior year and $12 million, or 8%, from the prior quarter. As a percentage of average loans, charge-offs were

1.88%, a decline from 2.03% in the third quarter. Middle Market net charge-offs were $54 million, or 0.70% of average loans, a decline from 1.75% in the prior year and 0.96% in the prior quarter.

The allowance for loan losses of $3.1 billion represented 4.98% of period-end loans, an increase from 4.25% in the prior year and 4.89% in the prior quarter. Nonperforming loans declined by $253 million, or 12%, to $1.9 billion from the prior year, primarily driven by improvement in Corporate Banking. Compared to the prior quarter, nonperforming loans declined $166 million, or 8%, reflecting a $137 million, or 14%, decline in Corporate Banking and a $29 million, or 3%, decline in Middle Market.

CARD SERVICES

The Company is providing a complete analysis of both reported and managed performance in order to provide more clarity.

Reported Basis

Card Services net income was $321 million, a decrease of $5 million, or 2%, excluding the impact of the fourth quarter restructuring charge, mainly reflecting margin compression from the competitive pricing environment. There was no impact to net income as a result of the consolidation in 2002 of the Company's interest in Paymentech, Inc., but individual income and expense lines were affected.

Total revenue was $1.3 billion, an increase of $117 million, or 10%. Net interest income was $393 million, an increase of $63 million, or 19%, reflecting higher volumes, partially offset by lower yields. Excluding the $94 million impact of the Paymentech consolidation, noninterest income was $811 million, a decrease of $40 million, or 5%, primarily driven by lower income earned on securitized loans, partially offset by higher volume-related revenue.

Compared to the prior quarter, total revenue increased $47 million, or 4%. Net interest income increased $34 million, or 9%, reflecting higher volumes partially offset by lower yields. Noninterest income was $905 million, an increase of $13 million, or 1%, driven by higher volume-related revenue, partially offset by lower income earned on securitized loans.

Noninterest expense, excluding the $84 million impact from the consolidation of Paymentech, was $521 million. This represented a decrease of $28 million, or 5%, from the prior year, excluding the impact from the restructuring charge in the fourth quarter 2001, resulting from continued expense management. Compared to the prior quarter, noninterest expense of $605 million, declined $10 million, or 2%.

Period-end owned loans were $11.6 billion, an increase of $4.8 billion, or 71%. Net charge-offs were $168 million, an increase of $55 million, or 49%, and as a percentage of average loans were 5.05%, down from 5.41% as the quality of the portfolio improved.

Compared to the prior quarter, period-end owned loans were relatively unchanged, but net charge-offs increased by $37 million, or 28%, as a result of a seasonal increase in losses.

The 30-day delinquency ratio was 2.95%, down from 3.00% in the prior year and up from 2.74% from the prior quarter. Delinquency rates, on a reported basis, continue to be lower than on a managed basis because new originations represent a larger percentage of the on-balance sheet portfolio.

The Company believes it is in compliance with the recently issued FFIEC guidelines related to credit card lending.

Managed Basis

Card Services net income was $321 million, a decrease of $5 million, or 2%, excluding the impact of the fourth quarter restructuring charge, mainly reflecting margin compression from the competitive pricing environment. There was no impact to net income as a result of the consolidation in 2002 of the Company's interest in Paymentech, Inc., but individual income and expense lines were affected.

Total revenue was $2.0 billion, an increase of $42 million, or 2%. Net interest income was $1.5 billion, a decrease of $87 million, or 5%, reflecting continued margin compression from competitive pricing, partially offset by higher loan balances. Excluding the $94 million impact of the Paymentech consolidation, noninterest income was $398 million, an increase of $35 million, or 10%, primarily driven by higher volume-related revenue.

Compared to the prior quarter, total revenue increased $67 million, or 3%. Net interest income increased $24 million, or 2%, reflecting higher volumes partially offset by lower yields. Noninterest income was $492 million, an increase of $43 million, or 10%, driven by higher volume-related revenue.

Noninterest expense, excluding the $84 million impact from the consolidation of Paymentech, was $521 million. This represented a decrease of $28 million, or 5%, from the prior year, excluding the impact from the restructuring charge in the fourth quarter 2001, resulting from continued expense management. Compared to the prior quarter, noninterest expense of $605 million, declined $10 million, or 2%.

Period-end loans were $74.0 billion, an increase of $5.8 billion, or 9%. Provision for credit losses was $910 million, a decline of $20 million, or 2%, and net charge-offs as a percentage of average managed loans were 5.13%, down from 5.59%. Compared to the prior quarter, charge-offs increased by $57 million, or 7%, resulting from a seasonal increase in losses.

The 30-day delinquency ratio was 4.02%, down from 4.46% in the prior year and 4.05% in the prior quarter, as a result of improved portfolio quality. Delinquency rates, on a reported basis, continue to be lower than on a managed basis because new originations represent a larger percentage of the on-balance sheet portfolio.

The Company believes it is in compliance with the recently issued FFIEC guidelines related to credit card lending.

INVESTMENT MANAGEMENT

Investment Management net income totaled $81 million, a decline of $27 million, or 25%, excluding the impact of the restructuring charge in the fourth quarter 2001, reflecting lower revenue and higher provision expense.

Assets under management were $162 billion, an increase of $19.4 billion, or 14%, as a result of strong money market and fixed income asset growth, partially offset by a decline in equity assets, reflecting weak market conditions. One Group(R) mutual fund assets grew to $101.2 billion, an increase of $17.7 billion, or 21%.

Performance of One Group funds remained strong despite the difficult economic environment. The percent of client assets in funds rated in the top quartile was 50%, an increase from 48% in the third quarter. In addition, 67% of assets were in funds rated in the top two quartiles, down from 71% in the third quarter, based on one-year Lipper rankings.

Revenue decreased $23 million, or 5%, to $414 million, primarily as a result of the shift in assets under management from equities to money market and fixed income assets. Also contributing to this decline were lower insurance revenues and deposit spreads, partially offset by a 20% increase in average deposits.

The provision for credit losses was $28 million, a $15 million increase, reflecting the deterioration in credit quality of certain large loans. The allowance for loan losses was $40 million, an increase of $15 million. Nonperforming assets were $72 million, a $29 million increase, reflecting the aforementioned deterioration.

Noninterest expense was $257 million, an increase of $3 million, or 1%, excluding the impact of the restructuring charge in the fourth quarter of 2001, reflecting higher compensation and marketing and training expenses. The number of retail brokerage registered sales representatives and Private Client advisors increased 17% and 5%, respectively.

CORPORATE

Corporate net loss totaled $43 million, compared to a net loss of $106 million, excluding the impact of the restructuring charge in the fourth quarter 2001.

The Company took actions relating to both the asset and liability sides of the balance sheet in order to defensively position itself for a higher rate environment. These actions reduced net interest margin, with most of the impact recognized in the Corporate line of business. On the asset side, the Treasury Investment Portfolio was repositioned against rising rates, and the resulting security sales led to gains this quarter. In addition, the Company adjusted the funding of the balance sheet to selectively lengthen maturities and fix rates.

The combination of repositioning the Treasury Investment Portfolio (which led to a lower average yield) and the liability extension actions led to an increase in net interest expense of $34 million over the prior year and $79 million over the prior quarter. Net securities gains of $116 million were primarily the result of gains on sales from the Treasury Investment Portfolio. These net securities gains were partially offset by $43 million of other investment-related losses that flow through trading and other income. On a consolidated basis, these net investment-related gains of $73 million ($46 million after-tax) were partially offset by the $59 million loss ($37 million after-tax) on the credit derivatives portfolio in Commercial Banking noninterest income.

Unallocated corporate expenses were $98 million, a decrease of $57 million, or 37%, from the prior year, excluding the restructuring charge in the fourth quarter 2001, and a decrease of $63 million, or 39%, from the prior quarter.

Bank One Corporation is the nation's sixth-largest bank holding company, with assets of more than $275 billion. Bank One currently serves more than 50 million credit card customers, 6.9 million retail households, including 489,000 small businesses, and 20,000 middle market companies. It also manages $162 billion of clients' investment assets. Bank One can be found on the Internet at www.bankone.com.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, January 16, at 9:00 a.m. (Eastern). To participate, phone (888) 202-2422 (domestic) or (913) 981-5592 (international); confirmation code 564836.

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 12:00 p.m. (Eastern) today through January 27, 2003, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); confirmation code 564836.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2001.

                                       ###


Media Contact:                                 Investor Contacts:
Thomas A. Kelly   (312) 732-7007               Amy R. Fahey      (312) 732-5771
                                               Sandra M. Moe     (312) 732-8013
                                               Susan M. Parsons  (312) 407-5241

                                                                  [BANKONE Logo]

                              BANK ONE CORPORATION
                              FINANCIAL SUPPLEMENT
                               FOURTH QUARTER 2002

Line of Business Results *                                                Page
------------------------                                                 -----
Retail ..................................................................11-12
Commercial Banking ......................................................13-15
Card Services - Reported Basis ..........................................16-17
Investment Management ...................................................18-20
Corporate ...............................................................   21
Totals ..................................................................   22

Consolidated Results
--------------------
Summary of Consolidated Selected Financial Information ..................   23
Consolidated Statements of Income .......................................24-25
Consolidated Balance Sheets .............................................   26
Credit Quality ..........................................................27-28
Capital and Intangible Assets ...........................................   28

Additional Schedules
--------------------
Card Services Line of Business Results - Managed Basis
Selected Financial Information - Managed Basis
Consolidated Average Balance Sheet, Yields & Rates


--------------------------------------------------------------------------------
The following change has been made in the Fourth Quarter 2002 Earnings Press
Release:

..    The 12-month lagged charge-off ratio has been removed from the "Card
     Services - Reported Basis" table as the Company does not believe it is a meaningful ratio. However, the Company will continue to report the ratio on a managed basis.

..    In the Commercial Banking table, a new item "Credit Derivative Hedge
     Portfolio" has been added to the "Memo: Revenue by activity" category. In previous press release table, this revenue was included in the "Lending-related revenue" line. Lending-related revenue has been restated to reflect this change in prior periods.
--------------------------------------------------------------------------------








* Refer to 2001 Annual Report for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                              2002                      2001              4th Qtr 2002
                                             -------------------------------------    -------    -------------------------------
                                             4th Qtr   3rd Qtr   2nd Qtr   1st Qtr    4th Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                             -------------------------------------    -------    -------------    --------------
                                                                                                 Amt        %     Amt       %
Retail
-------------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE            $MM     $ 1,204   $ 1,209   $ 1,203   $ 1,255    $ 1,221    $ (17)    -1%     $ (5)     0%

  Banking fees and commissions                    97       102       113       118        110      (13)   -12%       (5)    -5%
  Credit card revenue                             48        45        44        40         44        4      9%        3      7%
  Service charges on deposits                    224       213       196       201        207       17      8%       11      5%
  Other income (loss)                             (9)      (24)        3         3         -        (9)     0%       15     63%
                                             -------------------------------------    -------    -----            -----
Noninterest income                               360       336       356       362        361       (1)     0%       24      7%
                                             -------------------------------------    -------    -----            -----
Total revenue                                  1,564     1,545     1,559     1,617      1,582      (18)    -1%       19      1%

Provision for credit losses                      230       199       215       267        316      (86)   -27%       31     16%

  Salaries and employee benefits                 369       358       358       364        359       10      3%       11      3%
  Other expense                                  448       445       449       458        457       (9)    -2%        3      1%
                                             -------------------------------------    -------    -----            -----
    Noninterest expense before
      merger and restructuring-
      related charges                            817       803       807       822        816        1      0%       14      2%
                                             -------------------------------------    -------    -----            -----
  Restructuring-related charges
    (reversals)                                   -         -        (18)       -         107     (107)    N/M       -       0%
                                             -------------------------------------    -------    -----            -----
Noninterest expense                              817       803       789       822        923     (106)   -11%       14      2%
Income before income taxes - FTE                 517       543       555       528        343      174     51%      (26)    -5%
Tax expense & FTE adj                            182       189       196       185        122       60     49%       (7)    -4%
                                             -------------------------------------    -------    -----            -----
  Net income (1)                             $   335   $   354   $   359   $   343    $   221    $ 114     52%    $ (19)    -5%
                                             =====================================    =======    =====            =====
Memo:  Revenue by source
  Core Businesses                            $ 1,490   $ 1,460   $ 1,463   $ 1,513    $ 1,464    $  26      2%    $  30      2%
  Home Equity Discontinued/Vehicle
    Leases                                   $    75   $    85   $    96   $   104    $   118    $ (43)   -36%    $ (10)   -12%

FINANCIAL PERFORMANCE
-----------------------------------
Return on equity                                  21%       23%       23%       22%        14%       7%              -2%
Efficiency ratio                                  52%       52%       51%       51%        58%      -6%               0%
Headcount - full-time                         32,244    32,098    32,610    32,746     32,904     (660)    -2%      146      0%

ENDING BALANCES
-----------------------------------
  Small business commercial loans    $B      $   9.9   $   9.9   $  10.0   $  10.0    $   9.9    $   -      0%    $  -       0%
  Home equity loans                             28.5      26.8      25.6      25.3       25.2      3.3     13%      1.7      6%
  Vehicle loans                                 14.0      14.3      13.6      13.7       13.5      0.5      4%     (0.3)    -2%
  Other personal loans (2)                       8.5       8.9       8.3       8.6        9.8     (1.3)   -13%     (0.4)    -4%
                                             -------------------------------------    -------    -----            -----
    Core Businesses                             60.9      59.9      57.5      57.6       58.4      2.5      4%      1.0      2%
  Brokered Home equity discontinued
    loans                                        3.2       3.6       4.1       4.6        5.1     (1.9)   -37%     (0.4)   -11%
  Vehicle leases                                 3.6       4.2       4.7       5.4        6.1     (2.5)   -41%     (0.6)   -14%
                                             -------------------------------------    -------    -----            -----
    Home Equity Discontinued/
      Vehicle Leases                             6.8       7.8       8.8      10.0       11.2     (4.4)   -39%     (1.0)   -13%
                                             -------------------------------------    -------    -----            -----
Total loans (3)                              $  67.7   $  67.7   $  66.3   $  67.6    $  69.6    $(1.9)    -3%    $  -       0%

Assets                                          71.4      71.0      69.6      71.3       73.6     (2.2)    -3%      0.4      1%

  Demand deposits                               27.7      26.6      26.2      26.0       25.5      2.2      9%      1.1      4%
  Savings                                       38.8      38.1      37.9      37.9       36.1      2.7      7%      0.7      2%
  Time                                          21.8      23.0      24.6      24.9       25.6     (3.8)   -15%     (1.2)    -5%
                                             -------------------------------------    -------    -----            -----
Total deposits                                  88.3      87.7      88.7      88.8       87.2      1.1      1%      0.6      1%

Equity                                           6.2       6.2       6.2       6.2        6.2       -       0%       -       0%

AVERAGE BALANCES
-----------------------------------
  Small business commercial loans    $B      $   9.8   $  10.0   $  10.0   $  10.0    $   9.8    $ 0.0      0%    $(0.2)    -2%
  Home equity loans                             27.8      26.1      25.4      25.2       25.0      2.8     11%      1.7      7%
  Vehicle loans                                 14.2      13.8      13.6      13.5       13.4      0.8      6%      0.4      3%
  Other personal loans (2)                       8.7       8.6       8.4       9.9        9.8     (1.1)   -11%      0.1      1%
                                             -------------------------------------    -------    -----            -----
    Core Businesses                             60.5      58.5      57.4      58.6       58.0      2.5      4%      2.0      3%
  Brokered Home equity discontinued
    loans                                        3.4       3.9       4.4       4.9        5.6     (2.2)   -39%     (0.5)   -13%
  Vehicle leases                                 3.9       4.4       5.0       5.7        6.4     (2.5)   -39%     (0.5)   -11%
                                             -------------------------------------    -------    -----            -----
    Home Equity Discontinued/
      Vehicle Leases                             7.3       8.3       9.4      10.6       12.0     (4.7)   -39%     (1.0)   -12%
                                             -------------------------------------    -------    -----            -----
Total loans                                  $  67.8   $  66.8   $  66.8   $  69.2    $  70.0    $(2.2)    -3%    $ 1.0      1%

Assets                                          71.3      70.2      70.2      72.9       74.0     (2.7)    -4%      1.1      2%
  Demand deposits                               27.1      26.1      25.9      25.1       24.3      2.8     12%      1.0      4%
  Savings                                       38.5      38.1      37.8      37.1       35.8      2.7      8%      0.4      1%
  Time                                          22.4      23.7      24.9      25.4       26.3     (3.9)   -15%     (1.3)    -5%
                                             -------------------------------------    -------    -----            -----
Total deposits                                  88.0      87.9      88.6      87.6       86.4      1.6      2%      0.1      0%

Equity                                           6.2       6.2       6.2       6.2        6.2       -       0%       -       0%


(1) Income before restructuring charges/(reversals) was $348 million in the second quarter 2002 and $289 million in the fourth quarter 2001.

(2) First quarter is favorably impacted by tax refund anticipation loan activity.

(3) Includes loans held for sale of $2.7 billion, $2.5 billion, $1.6 billion, $1.8 billion, and $2.3 billion at December 31, 2002, September 30, 2002,
June 30, 2002, March 31, 2002 and December 31, 2001, respectively. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentations.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                2002                  2001                4th Qtr 2002
                                                 --------------------------------- --------   ----------------------------------
                                                 4th Qtr 3rd Qtr 2nd Qtr 1st Qtr    4th Qtr   Chg Prior Yr.       Chg. Prior Qtr
                                                 --------------------------------- --------   ----------------------------------
                                                                                               Amt         %       Amt          %

Retail - continued
===============================================

CREDIT QUALITY
---------------------------------------
Net charge-offs:                         $MM
  Small business commercial loans                $   33   $   15  $   23  $   14     $   23   $    10    43%  $     18        N/M

  Home equity loans                                  62       58      58      82         78       (16)  -21%         4          7%
  Vehicle loans                                      69       53      41      65         60         9    15%        16         30%
  Other personal loans                               23       26      34      26         34       (11)  -32%        (3)       -12%
                                                 ---------------------------------- -----------------         --------
    Core Businesses                                 187      152     156     187        195        (8)   -4%        35         23%
  Brokered Home equity discontinued loans            33       34      44      48         47       (14)  -30%        (1)        -3%


  Vehicle leases                                     18       16      15      30         26        (8)  -31%         2         13%
                                                 ---------------------------------- -----------------         --------
     Home Equity Discontinued/Vehicle Leases         51       50      59      78         73       (22)  -30%         1          2%
                                                 ---------------------------------- -----------------         --------
     Total consumer                                 205      187     192     251        245       (40)  -16%        18         10%
                                                 ---------------------------------- -----------------         --------
     Total net charge-offs                       $  238   $  202  $  215  $  265        268   $   (30)  -11%  $     36         18%

Net charge-off ratios:
 Small business commercial loans                   1.35%    0.60%   0.92%   0.56%      0.94%     0.41%            0.75%

 Home equity loans                                 0.89%    0.89%   0.91%   1.30%      1.25%    -0.36%            0.00%
 Vehicle loans                                     1.94%    1.54%   1.21%   1.93%      1.79%     0.15%            0.40%
 Other personal loans                              1.06%    1.21%   1.62%   1.05%      1.39%    -0.33%           -0.15%
                                                 ---------------------------------- -----------------         --------
   Core Businesses                                 1.24%    1.04%   1.09%   1.28%      1.34%    -0.10%            0.20%
 Brokered Home equity discontinued loans           3.88%    3.49%   4.00%   3.92%      3.36%     0.52%            0.39%
 Vehicle leases                                    1.85%    1.45%   1.20%   2.11%      1.61%     0.24%            0.40%
                                                 ---------------------------------- -----------------         --------
   Home Equity Discontinued/Vehicle Leases         2.79%    2.41%   2.51%   2.94%      2.43%     0.36%            0.38%
                                                 ---------------------------------- -----------------         --------
   Total consumer                                  1.41%    1.32%   1.35%   1.70%      1.63%    -0.22%            0.09%
                                                 ---------------------------------- -----------------         --------
   Total net charge-offs                           1.40%    1.21%   1.29%   1.53%      1.53%    -0.13%            0.19%
Nonperforming assets:
 Commercial                              $MM     $  293   $  324  $  287  $  318     $  303   $   (10)   -3%  $    (31)       -10%
 Consumer                                         1,038    1,110   1,062   1,084      1,041        (3)    0%       (72)        -6%
                                                 ---------------------------------- -----------------         --------
   Total nonperforming loans (1)                  1,331    1,434   1,349   1,402      1,344       (13)   -1%      (103)        -7%
   Other including OREO                             223      180     168     159        104       119   N/M         43         24%
                                                 ---------------------------------- -----------------         --------
   Total nonperforming assets                    $1,554   $1,614  $1,517  $1,561     $1,448   $   106     7%  $    (60)        -4%

Allowance for loan losses                $MM     $1,018   $1,026  $1,029  $1,028     $1,027       (9)    -1%  $     (8)        -1%
Allowance to period end loans                     1.57%    1.57%   1.59%   1.56%      1.53%     0.04%             0.00%
Allowance to nonperforming loans                    77%      72%     77%     74%        76%        1%                5%
Nonperforming assets to related assets            2.29%    2.38%   2.28%   2.30%      2.08%     0.21%            -0.09%


DISTRIBUTION
---------------------------------------
 # Banking centers                                1,795    1,779   1,773   1,776      1,802        (7)    0%        16          1%
 # ATMs                                           3,960    4,122   4,956   5,109      5,141    (1,181)  -23%      (162)        -4%


 # On-line customers                     000s     1,404    1,326   1,269   1,248      1,083       321    30%        78          6%
 # Households                                     6,942    6,980   7,102   7,159      7,258      (316)   -4%       (38)        -1%
 # Business customers                               489      486     488     494        508       (19)   -4%         3          1%
 # Debit cards issued                             4,647    4,609   4,492   4,404      4,565        82     2%        38          1%


INVESTMENTS
---------------------------------------
Investment sales volume                  $MM     $1,253   $1,327  $1,451  $1,377     $1,357   $  (104)   -8%  $    (74)        -6%

(1) Includes loans held for sale of $3 million, $4 million, $5 million and $4 million at December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001 there were no nonperforming loans included in loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and SUBSIDIARIES
Line of Business Information

                                                             2002 (1)                 2001           4th Qtr 2002
                                                 ----------------------------------  -----------------------------------------
                                                 4th Qtr  3rd Qtr 2nd Qtr  1st Qtr   4th Qtr  Chg Prior Yr.  Chg. Prior Qtr
                                                 ----------------------------------  -----------------------------------------
                                                                                              Amt         %     Amt         %
Commercial Banking
---------------------------------------
INCOME STATEMENT DATA
-----------------------------
Net interest income - FTE                $MM     $   609  $   605 $   598  $   655   $   694  $  (85)   -12%    $   4        1%

 Banking fees and commissions                        206      175     224      175       190      16      8%       31       18%
 Credit card revenue                                  22       21      20       14        21       1      5%        1        5%
 Service charges on deposits                         169      188     173      184       162       7      4%      (19)     -10%
 Fiduciary & investment management fees                2        -       -       (1)        2       -      0%        2        0%
 Investment securities gains (losses)                  -      (12)     (1)       -         -       -      0%       12       N/M
 Trading                                              (2)     143      81       26        44     (46)    N/M     (145)      N/M
 Other income (loss)                                 (15)     (78)    (43)     (27)      (29)     14     48%       63       81%
                                                 ---------------------------------   ---------------            -----
Noninterest income                                   382      437     454      371       390      (8)    -2%      (55)     -13%
                                                 ---------------------------------   ---------------            -----
Total revenue                                        991    1,042   1,052    1,026     1,084     (93)    -9%      (51)      -5%

Provision for credit losses                          202      237     274      281       323    (121)   -37%      (35)     -15%

 Salaries and employee benefits                      273      269     261      259       268       5      2%        4        1%
 Other expense                                       333      315     331      301       310      23      7%       18        6%
                                                 ---------------------------------   ---------------            -----
  Noninterest expense before merger and
   restructuring-related charges                     606      584     592      560       578      28      5%       22        4%
 Restructuring-related charges (reversals)             -        -      (4)       -        73     (73)    N/M        -        0%
                                                 ---------------------------------   ---------------            -----
Noninterest expense                                  606      584     588      560       651     (45)    -7%       22        4%
Income before income taxes - FTE                     183      221     190      185       110      73     66%      (38)     -17%
Tax expense & FTE adj                                 35       42      43       42         8      27     N/M       (7)     -17%
                                                 ---------------------------------   ---------------            -----
 Net income (2)                                  $   148  $   179 $   147  $   143   $   102  $   46     45%    $ (31)     -17%
                                                 =================================   ===============            =====

Memo: Revenue by activity
 Lending-related revenue                             446      390     404      445       493     (47)   -10%       56       14%
 Credit Derivative Hedge Portfolio                   (59)     101      33      (33)      (12)    (47)    N/M     (160)      N/M
 Global Treasury Services                            399      426     399      429       414     (15)    -4%      (27)      -6%
 Capital markets (3)                                 199      154     196      168       191       8      4%       45       29%
 Other                                                 6      (29)     20       17        (2)      8     N/M       35       N/M

FINANCIAL PERFORMANCE
-----------------------------
Return on equity                                       8%      10%      8%       8%        6%      2%              -2%
Efficiency ratio                                      61%      56%     56%      55%       60%      1%               5%
Efficiency ratio excl. Credit
 Hedge Portfolio                                      58%      62%     58%      53%       59%     -1%              -4%
                                                 ---------------------------------   ---------------            -----
Headcount - full-time
 Corporate Banking (including Capital
  Markets)                                         2,359    2,306   2,315    2,306     2,714    (355)   -13%       53        2%
 Middle Market                                     2,853    2,942   3,023    3,064     3,251    (398)   -12%      (89)      -3%
 Global Treasury Services                          3,342    3,403   3,299    3,306     2,984     358     12%      (61)      -2%
 Operations, Technology, and other Admin           1,988    1,967   2,270    2,203     2,188    (200)    -9%       21        1%
                                                 ---------------------------------   ---------------            -----
   Total headcount - full-time                    10,542   10,618  10,907   10,879    11,137    (595)    -5%      (76)      -1%


ENDING BALANCES
-----------------------------
Loans (4)                                 $B     $  61.9  $  63.0 $  64.9  $  69.0   $  72.5  $(10.6)   -15%    $(1.1)      -2%
Assets                                              93.7     95.7    94.3     96.3     100.7    (7.0)    -7%     (2.0)      -2%

 Demand deposits                                    25.5     24.5    24.2     22.4      25.5       -      0%      1.0        4%
 Savings                                             3.5      2.9     2.8      2.9       3.1     0.4     13%      0.6       21%
 Time                                               17.4     14.8     8.7     11.1      14.0     3.4     24%      2.6       18%
 Foreign offices                                    10.2      9.4     8.4      7.0       8.6     1.6     19%      0.8        9%
                                                 ---------------------------------   ---------------            -----
Total deposits                                      56.6     51.6    44.1     43.4      51.2     5.4     11%      5.0       10%
Equity                                               7.4      7.4     7.4      7.4       7.3     0.1      1%        -        0%


(1) Results include the effect of consolidating Anexsys beginning in the first quarter 2002. In the fourth quarter, this consolidation had an immaterial impact on revenue and expense and no impact on operating income. Headcount increased by 241 versus the year ago quarter.

(2) Income before restructuring charges/(reversals) was $144 million in the second quarter 2002 and $148 million in the fourth quarter 2001.

(3) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.

(4) Includes loans held for sale of $0.2 billion, $0.2 billion, $0.1 billion, $0.1 billion and $0.1 billion at December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002 and December 31, 2001, respectively. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentations.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information


                                                                2002                  2001             4th Qtr 2002
                                                 ---------------------------------   -----------------------------------------
                                                 4th Qtr  3rd Qtr 2nd Qtr  1st Qtr   4th Qtr  Chg Prior Yr.    Chg. Prior Qtr
                                                 ----------------------------------  -----------------------------------------
                                                                                                 Amt      %      Amt        %
Commercial Banking - continued
---------------------------------------
AVERAGE BALANCES
-----------------------------
Loans                                     $B      $ 62.2   $ 63.7  $ 67.0   $ 71.1    $ 74.3  $(12.1)   -16%   $ (1.5)     -2%
 Assets                                             93.3     92.7    94.4     99.3     102.3    (9.0)    -9%      0.6       1%

   Demand deposits                                  22.8     21.7    22.4     22.7      23.2    (0.4)    -2%      1.1       5%
   Savings                                           3.6      2.8     2.8      3.0       2.8     0.8     29%      0.8      29%
   Time                                             15.3     13.6     9.7     17.2      13.7     1.6     12%      1.7      13%
   Foreign offices                                   9.0      8.9     8.3      8.2       9.3    (0.3)    -3%      0.1       1%
                                                  ---------------------------------  ---------------           ------
 Total deposits                                     50.7     47.0    43.2     51.1      49.0     1.7      3%      3.7       8%

Equity                                               7.4      7.4     7.4      7.4       7.3     0.1      1%        -       0%

CREDIT QUALITY
-----------------------------
Net commercial charge-offs               $MM      $  202   $  237  $  274   $  281    $  322  $ (120)   -37%   $  (35)    -15%

Net commercial charge-off ratio                     1.30%    1.49%   1.64%    1.58%     1.73%  -0.43%           -0.19%

Nonperforming assets:

  Commercial nonperforming loans (1)     $MM      $1,874   $2,040  $2,297   $2,257    $2,127  $ (253)   -12%   $ (166)     -8%
  Other including OREO                                21       27      30       33        27      (6)   -22%       (6)    -22%
                                                  ---------------------------------  ---------------           ------
   Total nonperforming assets                     $1,895   $2,067  $2,327   $2,290    $2,154  $ (259)   -12%   $ (172)     -8%


Allowance for loan losses                $MM      $3,071   $3,071  $3,071   $3,071    $3,079      (8)     0%   $    -       0%

Allowance to period end loans                       4.98%    4.89%   4.74%    4.46%     4.25%   0.73%            0.09%
Allowance to nonperforming loans                     166%     157%    140%     140%      145%     21%               9%
Nonperforming assets to related assets              3.06%    3.28%   3.58%    3.32%     2.97%   0.09%           -0.22%


CORPORATE BANKING
-----------------------------
Loans  - ending balance                   $B      $ 31.6   $ 31.2  $ 31.8   $ 34.7    $ 36.6  $ (5.0)   -14%   $  0.4       1%
       - average balance                            31.5     31.6    33.3     36.0      38.1    (6.6)   -17%     (0.1)     -0%

Deposits - ending balance                 $B      $ 32.0   $ 28.8  $ 22.9   $ 21.5    $ 28.7  $  3.3     11%   $  3.2      11%
         - average balance                          28.0     25.9    21.7     29.1      28.2    (0.2)    -1%      2.1       8%

Credit Quality:
  Net commercial charge-offs             $MM      $  148   $  160  $  168   $  163    $  164  $  (16)   -10%   $  (12)     -8%
  Net commercial charge-off ratio                   1.88%    2.03%   2.02%    1.81%     1.72%   0.16%           -0.15%
  Nonperforming loans                    $MM      $  873   $1,010  $1,161   $1,170    $1,154  $ (281)   -24%   $ (137)    -14%
  Nonperforming loans to loans                      2.76%    3.24%   3.65%    3.37%     3.15%  -0.39%           -0.48%

SYNDICATIONS
-----------------------------
Lead Arranger Deals:
  Volume                                  $B      $ 13.5  $  11.3 $  18.1  $  14.9   $  16.9  $ (3.4)   -20%   $  2.2      19%
  Number of transactions                              78       63      70       45        66      12     18%       15      24%
  League table standing - rank                         4        4       4        4         4       -      0%        -       0%
  League table standing - mkt share                    7%       6%      5%       9%        7%      0%               1%


(1) Includes loans held for sale of $19 million, $90 million, $103 million and $66 million at December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001, there were no nonperforming loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information


                                                        2002                        2001             4th Qtr 2002
                                          -------------------------------------   -----------------------------------------
                                          4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr    Chg Prior Yr.   Chg. Prior Qtr
                                          -------------------------------------   -----------------------------------------
                                                                                             Amt        %      Amt       %
Commercial Banking - continued
---------------------------------------

MIDDLE MARKET BANKING
---------------------------------
Loans - ending balance              $B     $ 30.3    $ 31.8    $ 33.1    $ 34.3    $35.9     $ (5.6)  -16%    $ (1.5)   -5%
      - average balance                      30.7      32.1      33.7      35.1     36.2       (5.5)  -15%      (1.4)   -4%

Deposits - ending balance           $B     $ 24.6    $ 22.8    $ 21.2    $ 21.9    $22.5     $  2.1     9%    $  1.8     8%
         - average balance                   22.7      21.2      21.5      22.0     20.8        1.9     9%       1.5     7%

Credit Quality:
  Net commercial charge-offs       $MM     $   54    $   77    $  106    $  118    $ 158     $ (104)  -66%    $  (23)  -30%
  Net commercial charge-off ratio            0.70%     0.96%     1.26%     1.34%    1.75%     -1.05%           -0.26%
  Nonperforming loans              $MM     $1,001    $1,030    $1,136    $1,087    $ 973        $28     3%    $  (29)   -3%
  Nonperforming loans to loans               3.30%     3.24%     3.43%     3.17%    2.71%      0.59%            0.06%

 BANK ONE CORPORATION and Subsidiaries
 Line of Business Information

                                                                2002 (2)                    2001             4th Qtr 2002
                                                  --------------------------------------  ------------------------------------------
                                                  4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr    Chg Prior Yr.   Chg. Prior Qtr
                                                  --------------------------------------  ------------------------------------------
                                                                                                       Amt      %      Amt       %
Card Services - reported basis (1)
------------------------------------------------
INCOME STATEMENT DATA
---------------------------------------------
Net interest income - FTE                    $MM  $   393   $   359   $   268   $   251   $   330    $   63    19%   $   34      9%

  Banking fees and commissions                         11        13        17        25        25       (14)  -56%       (2)   -15%
  Credit card revenue                                 913       903       891       853       801       112    14%       10      1%
  Other income (loss)                                 (19)      (24)       28       (18)       25       (44)   N/M        5     21%
                                                  --------------------------------------  ------------------         -------
Noninterest income                                    905       892       936       860       851        54     6%       13      1%
                                                  --------------------------------------  ------------------         -------
Total revenue                                       1,298     1,251     1,204     1,111     1,181       117    10%       47      4%

Provision for credit losses                           168       148       118        97       113        55    49%       20     14%

  Salaries and employee benefits                      150       151       142       146       122        28    23%       (1)    -1%
  Other expense                                       455       464       462       475       427        28     7%       (9)    -2%
                                                  --------------------------------------  ------------------         -------
    Noninterest expense before merger and
    restructuring-related charges                     605       615       604       621       549        56    10%      (10)     -2%
                                                  --------------------------------------  ------------------         -------
Restructuring-related charges (reversals)              -         -        (19)       -         61       (61)   N/M       -       0%
                                                  --------------------------------------  ------------------         -------
Noninterest expense                                   605       615       585       621       610        (5)   -1%      (10)    -2%
Income before income taxes - FTE                      525       488       501       393       458        67    15%       37      8%
Tax expense & FTE adj                                 204       190       193       154       171        33    19%       14      7%
                                                  --------------------------------------  ------------------         -------
  Net income (3)                                  $   321   $   298   $   308   $   239   $   287    $   34    12%   $   23      8%
                                                  ======================================  ==================         =======

Memo: Net securitization gains (amortization)           5       (11)      (13)      (31)      (20)       25    N/M       16     N/M

FINANCIAL PERFORMANCE (4)
---------------------------------------------
Return on equity                                      20%       18%       19%       15%       18%        2%              2%
Efficiency ratio                                      47%       49%       49%       56%       52%       -5%             -2%
  Headcount - full-time                            10,548    10,508    10,298    10,718     9,871       677     7%       40      0%

ENDING BALANCES
---------------------------------------------
Owned Loans (5)                               $B  $  11.6   $  11.9   $   9.1   $   7.4   $   6.8    $  4.8    71%   $ (0.3)    -3%
  Seller's interest and Accrued
    Interest Receivable                              28.5      24.4      21.9      22.3      24.0       4.5    19%      4.1     17%
                                                  --------------------------------------  ------------------         -------
    Total                                            40.1      36.3      31.0      29.7      30.8       9.3    30%      3.8     10%

  Assets                                             45.3      40.6      34.0      34.9      35.3      10.0    28%      4.7     12%
  Equity                                              6.4       6.4       6.4       6.4       6.4        -      0%       -       0%

AVERAGE BALANCES
---------------------------------------------
  Owned Loans                                 $B  $  13.3   $  10.5   $   8.5   $   7.2   $   8.3    $  5.0    60%   $  2.8     27%
  Seller's interest and Accrued
    Interest Receivable                              24.2      24.3      21.9      22.5      20.0       4.2    21%     (0.1)     0%
                                                  --------------------------------------  ------------------         -------

    Total                                            37.5      34.8      30.4      29.7      28.3       9.2    33%      2.7      8%

  Assets                                             42.3      38.8      34.4      34.8      33.0       9.3    28%      3.5      9%

  Equity                                              6.4       6.4       6.4       6.4       6.4        -      0%       -       0%

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

(2) Results include the effect of consolidating Paymentech beginning in the first quarter 2002. The impact on the fourth quarter results was to increase net interest income by $4 million, noninterest income by $94 million, noninterest expense by $84 million; there was no impact on net income. Headcount increased by 1,589.

(3) Income before restructuring charges/(reversals) was $296 million in the second quarter 2002 and $326 million in the fourth quarter 2001.

(4) See Card Services line of business results on a managed basis in the financial supplement for additional financial performance ratios on a managed basis.

(5) Includes loans held for sale of $4.0 billion, $5.2 billion, $4.0 billion, $2.6 billion and $1.7 billion at December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002 and December 31, 2001, respectively. These amounts are not included in allowance coverage statistics.

 BANK ONE CORPORATION and Subsidiaries
 Line of Business Information

                                                                2002                     2001             4th Qtr 2002
                                               -------------------------------------   -----------------------------------------
                                               4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr    Chg Prior Yr.   Chg. Prior Qtr
                                               -------------------------------------   -----------------------------------------
                                                                                                  Amt        %      Amt       %
Card Services - reported basis - continued
---------------------------------------------

CREDIT QUALITY
--------------------------------------
Net charge-offs:
  Credit card - reported                       $   168   $   131   $   118   $    97   $   113    $    55   49%       $37    28%

Net charge-off ratios:
  Credit card - reported                         5.05%     4.99%     5.58%     5.38%     5.41%     -0.36%           0.06%

Delinquency ratios:
    - 30+ days                                   2.95%     2.74%     2.72%     2.99%     3.00%     -0.05%           0.21%
    - 90+ days                                   1.38%     1.11%     1.23%     1.36%     1.41%     -0.03%           0.27%

Allowance for loan losses                      $   396   $   396   $   396   $   396   $   396    $   -      0%      $-       0%
Allowance to period end owned loans              5.22%     5.87%     7.74%     8.29%     7.86%     -2.64%          -0.65%

OTHER DATA
--------------------------------------
Charge volume                           $B     $  43.5   $  39.5   $  38.4   $  34.0   $  38.3    $   5.2   14%   $   4.0    10%
New accounts opened                    000s      1,257     1,430     1,283       941       998        259   26%      (173)  -12%
Credit Cards issued                             50,351    53,510    53,346    53,965    55,554     (5,203)  -9%    (3,159)   -6%
# FirstUSA.com customers                MM         3.4       3.0       2.6       2.3       1.9        1.5   79%       0.4    13%

Paymentech:
  Bank Card Volume                     $MM      35,979    30,711   $30,076   $27,961   $30,255    $ 5,724   19%   $ 5,268    17%
  Total Transactions                    MM       1,189     1,063     1,016       940       983        206   21%       126    12%

BANK ONE CORPORATION and Subsidiaries
Line of Business Information


                                                                     2002                   2001             4th Qtr 2002
                                                      ----------------------------------   -------  -------------------------------
                                                      4th Qtr  3rd Qtr  2nd Qtr  1st Qtr   4th Qtr  Chg Prior Yr.    Chg. Prior Qtr
                                                      -------  -------  -------  -------   -------  --------------   --------------
                                                                                                      Amt      %      Amt       %
Investment Management
-------------------------------------------------

INCOME STATEMENT DATA
-------------------------------------------
Net interest income - FTE                     $MM     $  103   $  100   $  105   $  115    $  111    $  (8)    -7%   $   3      3%

  Banking fees and commissions                           123      127      142      132       126       (3)    -2%      (4)    -3%
  Service charges on deposits                              5        5        4        5         5        -      0%       -      0%
  Fiduciary & investment management fees                 181      181      187      190       191      (10)    -5%       -      0%
  Other income (loss)                                      2        2        9        2         4       (2)   -50%       -      0%
                                                      ----------------------------------------------------           -----
Noninterest income                                       311      315      342      329       326      (15)    -5%      (4)    -1%
                                                      ----------------------------------------------------           -----
Total revenue                                            414      415      447      444       437      (23)    -5%      (1)     0%

Provision for credit losses                               28        3        -        5        13       15    N/M       25    N/M

  Salaries and employee benefits                         143      142      138      142       135        8      6%       1      1%
  Other expense                                          114      110      125      115       119       (5)    -4%       4      4%
                                                      ----------------------------------------------------           -----
    Noninterest expense before merger and
     restructuring-related charges                       257      252      263      257       254        3      1%       5      2%
                                                      ----------------------------------------------------           -----
  Restructuring-related charges
   (reversals)                                             -        -       (1)       -        19      (19)   N/M       -       0%
                                                      ------------------------------------------------               -----
Noninterest expense                                      257      252      262      257       273      (16)    -6%       5      2%
Income before income taxes - FTE                         129      160      185      182       151      (22)   -15%     (31)   -19%
Tax expense & FTE adj                                     48       60       69       68        55       (7)   -13%     (12)   -20%
                                                      ----------------------------------------------------           -----
Net income (1)                                        $   81   $  100   $  116   $  114    $   96    $ (15)   -16%   $ (19)   -19%
                                                      ====================================================           =====


Memo: Insurance revenues                              $  104   $  104   $  116   $  123    $  118    $ (14)   -12%   $   -      0%

FINANCIAL PERFORMANCE
-------------------------------------------
Return on equity (1)                                      29%      36%      42%      42%       35%      -6%             -7%
Efficiency ratio (1)                                      62%      61%      59%      58%       62%       0%              1%
Headcount - full-time                                  5,895    5,925    5,936    5,993     6,071     (176)    -3%     (30)    -1%

ENDING BALANCES
-------------------------------------------
Loans                                         $B      $  6.9   $  7.1   $  7.1   $  7.2    $  7.2    $(0.3)    -4%   $(0.2)    -3%
Assets                                                   8.7      8.7      8.5      8.6       8.6      0.1      1%       -      0%

  Demand deposits                                        2.6      2.6      2.4      3.0       2.8     (0.2)    -7%       -      0%
  Savings                                                4.8      3.9      3.9      3.9       3.3      1.5     45%     0.9     23%
  Time                                                   3.4      3.3      3.2      3.5       3.2      0.2      6%     0.1      3%
  Foreign offices                                        0.2      0.3      0.3      0.2       0.2        -      0%    (0.1)   -33%
                                                      ------   ------   ------   ------    ------    -----           -----
Total deposits                                          11.0     10.1      9.8     10.6       9.5      1.5     16%     0.9      9%

Equity                                                   1.1      1.1      1.1      1.1       1.1        -      0%       -      0%

(1) Income before restructuring charges/(reversals) was $115 million in the second quarter 2002 and $108 million in the fourth quarter 2001.


 BANK ONE CORPORATION and Subsidiaries
 Line of Business Information

                                                      2002                     2001               4th Qtr 2002
                                      --------------------------------------  -------------------------------------------
                                      4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   Chg Prior Yr.     Chg. Prior Qtr
                                      --------------------------------------  --------------------------------------------
                                                                                         Amt        %      Amt        %
Investment Management - continued
---------------------------------
AVERAGE BALANCES
----------------
Loans                            $B   $ 7.0     $ 7.0    $  7.0     $ 7.0     $ 7.0   $    -       0%    $    -      0%
 Assets                                 8.7       8.5       8.5       8.4       8.3      0.4       5%       0.2      2%
  Demand deposits                       2.2       2.0       2.0       2.1       2.0      0.2      10%       0.2     10%
  Savings                               4.3       3.9       4.0       3.7       3.0      1.3      43%       0.4     10%
  Time                                  3.4       3.3       3.4       3.2       3.2      0.2       6%       0.1      3%
  Foreign offices                       0.2       0.2       0.2       0.2       0.2        -       0%         -      0%
                                     -------------------------------------  ----------------           --------
Total deposits                         10.1       9.4       9.6       9.2       8.4      1.7      20%       0.7      7%

Equity                                  1.1       1.1       1.1       1.1       1.1        -       0%         -      0%

CREDIT QUALITY
--------------
Net charge-offs:
 Commercial                     $MM   $  13     $   2    $   (1)    $   2     $  11   $    2      18%    $   11    N/M
  Consumer                                -         1         1         3         2       (2)    N/M         (1)   N/M
                                      ------------------------------------  ----------------           --------
   Total net charge-offs              $  13     $   3    $    -     $   5     $  13   $    -       0%    $   10    N/M

Net charge-off ratios:
 Commercial                            1.56%     0.23%    -0.18%     0.27%     1.31%    0.25%              1.33%
  Consumer                             0.02%     0.11%     0.13%     0.29%     0.20%   -0.18%             -0.09%
   Total net charge-offs               0.74%     0.17%     0.00%     0.29%     0.74%    0.00%              0.57%

Nonperforming assets:
 Commercial                     $MM   $  61     $  39    $   33     $  30     $  38   $   23      61%    $   22     56%
  Consumer                               10         8         5         7         4        6     N/M          2     25%
                                      ------------------------------------  ----------------           --------
   Total nonperforming loans             71        47        38        37        42       29      69%        24     51%
   Other including OREO                   1         1         1         -         1        -       0%         -      0%
                                      ------------------------------------  ----------------           --------
   Total nonperforming assets         $  72     $  48    $   39     $  37     $  43   $   29      67%    $   24     50%
Allowance for loan losses             $  40     $  25    $   25     $  25     $  25   $   15      60%    $   15     60%
Allowance to period end loans          0.58%     0.35%     0.35%     0.35%     0.35%    0.23%              0.23%
Allowance to nonperforming loans         56%       53%       66%       68%       60%      -4%                 3%
Nonperforming assets to related
 assets                                1.04%     0.68%     0.55%     0.51%     0.60%    0.44%              0.36%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
---------------
Mutual Funds                     $B   $ 101.2   $  91.5   $  90.2   $  89.9   $  83.5  $ 17.7      21%  $    9.7     11%
Other                                    60.8      57.5      55.8      58.4      59.1     1.7       3%       3.3      6%
                                      -------------------------------------   ---------------           --------
   Total                              $ 162.0   $ 149.0   $ 146.0   $ 148.3   $ 142.6  $ 19.4      14%  $   13.0      9%

By type
-------
Money market                     $B   $  78.6   $  68.6   $  62.8   $  62.7   $  58.5  $ 20.1      34%  $   10.0     15%
Equity                                   37.1      35.4      42.2      47.9      47.3   (10.2)    -22%       1.7      5%
Fixed income                             46.3      45.0      41.0      37.7      36.8     9.5      26%       1.3      3%
                                      -------------------------------------   ---------------           --------
   Total                              $ 162.0   $ 149.0   $ 146.0   $ 148.3   $ 142.6  $ 19.4      14%  $   13.0      9%


By channel
----------
Private client services          $B   $  42.7   $  42.4   $  46.4   $  50.1   $  50.6  $ (7.9)    -16%  $    0.3      1%
Retail brokerage                          7.0       6.7       7.2       7.7       7.6    (0.6)     -8%       0.3      4%
Institutional                            77.8      70.2      63.4      64.4      62.4    15.4      25%       7.6     11%
Commercial cash sweep                     9.0       8.6       9.2      10.1       9.8    (0.8)     -8%       0.4      5%
Capital markets                           4.9       4.7       3.7       2.6       1.5     3.4      N/M       0.2      4%
External (1)                             10.8       8.4       7.5       6.7       3.8     7.0      N/M       2.4     29%
All other direct (2)                      9.8       8.0       8.6       6.7       6.9     2.9      42%       1.8     23%
                                      -------------------------------------  ---------------           --------
   Total                              $ 162.0   $ 149.0   $ 146.0   $ 148.3   $ 142.6  $ 19.4      14%  $   13.0      9%

Morningstar Rankings* (3)
----------------------
% of 4 & 5 ranked funds                    50%       48%       51%       55%       57%     -7%                 2%
% of 3+ ranked funds                       89%       93%       91%       89%       88%      1%                -4%
* % of customer assets in Morningstar rated funds

(1) Includes broker/dealers, trust companies, and registered investment advisors that sell, or offer, One Group funds.

(2) One Group funds invested in other One Group funds and other mutual funds sub-advised.

(3) Morningstar changed the rating process effective 6/30/02 with no prior period restatements.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                   2002                      2001             4th Qtr 2002
                                                  --------------------------------------   -------   -------------------------------
                                                  4th Qtr    3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                  --------------------------------------   -------   -------------------------------
                                                                                                      Amt       %      Amt      %
Investment Management - continued
---------------------------------------------
TRUST ASSETS
ENDING BALANCES
------------------------------------------
Trust assets under administration           $B    $  342.8   $ 328.9   $ 334.8   $ 347.6   $ 352.5   $ (9.7)    -3%   $13.9      4%


CORPORATE TRUST SECURITIES
ENDING BALANCES
------------------------------------------
Corp. trust sec. under administration (1)   $B    $1,016.0   $ 998.0   $ 998.1   $ 958.4   $ 915.0   $101.0     11%   $18.0      2%


RETAIL BROKERAGE
------------------------------------------
Mutual fund sales                           $MM   $    501   $   575   $   637   $   580   $   563   $  (62)   -11%   $ (74)   -13%
Annuity sales                                          752       752       814       797       794      (42)    -5%      -       0%
                                                  --------------------------------------   -------   -------          ------
    Total sales                                   $  1,253   $ 1,327   $ 1,451   $ 1,377   $ 1,357   $ (104)    -8%   $ (74)    -6%
# of customers - end of period              000s       681       676       667       663       646       35      5%       5      1%

Market value customer assets-end of period  $B
  Brokerage                                           16.6      16.1      16.2      17.2      16.6       -       0%     0.5      3%
  Annuity account value                               11.3      10.6      10.2       9.6       8.7      2.6     30%     0.7      7%
                                                  --------------------------------------   -------   -------          ------
    Total Market Value                            $   27.9   $  26.7   $  26.4   $  26.8   $  25.3   $  2.6     10%   $ 1.2      4%

# of registered sales representatives                  845       828       761       737       724      121     17%      17      2%
# of licensed retail bankers                         3,086     3,118     3,131     3,112     3,042       44      1%     (32)    -1%

PRIVATE CLIENT SERVICES
------------------------------------------
# of Private Client advisors                           676       675       668       660       641       35      5%       1      0%
# of Private Client offices (2)                         92        96        97        97       105      (13)   -12%      (4)    -4%

Market value customer assets-end of period  $B    $   61.7   $  61.7   $  66.4   $  72.0   $  72.2   $(10.5)   -15%   $  -       0%

Ending Balances:
  Loans                                     $B    $    6.9   $   7.0   $   7.0   $   6.9   $   7.0   $ (0.1)    -1%   $(0.1)    -1%
  Deposits                                             9.2       8.3       8.2       8.2       7.6      1.6     21%     0.9     11%

Average Balances:
  Loans                                     $B    $    6.9   $   6.9   $   6.9   $   6.9   $   6.9   $   -       0%   $  -       0%
  Deposits                                             8.7       8.2       8.4       8.1       7.2      1.5     21%     0.5      6%


(1) Certain adjustments, primarily definitional in nature, were made to prior periods to conform to the current period presentation. Ending balances are estimated.

(2) Prior periods have been restated to conform to definition in current presentation.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                             2002                     2001                4th Qtr 2002
                                               ----------------------------------    -------    ---------------------------------
                                               4th Qtr  3rd Qtr  2nd Qtr  1st Qtr    4th Qtr    Chg Prior Yr.      Chg. Prior Qtr
                                               ----------------------------------    -------    ---------------------------------
                                                                                                Amt        %        Amt        %
Corporate
-------------------------------------------
INCOME STATEMENT DATA
------------------------------------
Net interest income - FTE           $MM        $ (117)  $  (38)   $ (96)   $ (41)    $  (83)    $ (34)    -41%     $ (79)     N/M

 Banking fees and commissions                      (8)      (8)      (4)      (5)        (7)       (1)    -14%         -        0%
 Credit card revenue                                -        2        1       (1)         -         -       0%        (2)     N/M
 Service charges on deposits                        1        4        3        3         (4)        5     N/M         (3)     -75%
 Fiduciary & investment management fees            (1)       -        1        -          -        (1)      0%        (1)       0%
 Investment securities gains (losses)             116      (17)      97      (18)         3       113     N/M        133      N/M
 Trading                                           (8)       -       (7)      (9)       (20)       12      60%        (8)       0%
 Other income (loss)                               11       22       53       60         72       (61)    -85%       (11)     -50%
                                               ---------------------------------     ------     -----              -----
Noninterest income                                111        3      144       30         44        67     N/M        108      N/M
                                               ---------------------------------     ------     -----              -----
Total revenue                                      (6)     (35)      48      (11)       (39)       33      85%        29       83%

Provision for credit losses                         -        -        -       15          -         -       0%         -        0%

 Salaries and employee benefits                   203      210      202      185        176        27      15%        (7)      -3%
 Other expense                                   (105)     (49)      33     (100)       (21)      (84)    N/M        (56)     N/M
                                               ---------------------------------     ------     -----              -----
  Noninterest expense before merger and
  restructuring-related charges                    98      161      235       85        155       (57)    -37%       (63)     -39%
                                               ---------------------------------     ------     -----              -----
 Restructuring-related charges (reversals)          -        -      (21)       -         94       (94)    N/M          -        0%
                                               ---------------------------------     ------     -----              -----


Noninterest expense                                98      161      214       85        249      (151)    -61%       (63)     -39%
Income before income taxes - FTE                 (104)    (196)    (166)    (111)      (288)      184      64%        92       47%
Tax benefit & FTE adj                             (61)     (88)     (79)     (59)      (123)       62      50%        27       31%
                                               ---------------------------------     ------     -----              -----
 Net loss (1)                                  $  (43)  $ (108)   $ (87)   $ (52)    $ (165)    $ 122      74%     $  65       60%
                                               =================================     ======     =====              =====

FINANCIAL PERFORMANCE
------------------------------------
Headcount - full-time                          14,456   14,386   13,828   13,528     13,536       920       7%        70        0%

ENDING BALANCES
------------------------------------
Loans                               $B         $  0.0   $  0.7    $ 0.3    $ 0.9     $  0.6    $ (0.6)    N/M     $ (0.7)     N/M
Assets                                           58.3     58.2     63.9     51.8       50.7       7.6      15%       0.1        0%
Memo:
 Treasury Investment Portfolio                   34.2     36.0     38.4     30.4       32.2       2.0       6%      (1.8)      -5%
 Principal Investments                            2.3      2.4      2.4      2.5        2.7      (0.4)    -15%      (0.1)      -4%

Deposits                                         14.1     14.6     14.9     16.0       19.6      (5.5)    -28%      (0.5)      -3%
Equity                                            1.3      0.8      0.5     (0.2)      (0.8)      2.1     N/M        0.5       63%

AVERAGE BALANCES
------------------------------------
Loans                               $B         $  0.2   $  0.2    $ 0.4    $ 0.4     $  0.5    $ (0.3)    -60%    $  0.0        0%
Assets                                           54.7     52.3     48.3     47.9       49.1       5.6      11%       2.4        5%

Deposits                                         14.1     13.3     14.2     15.8       19.5      (5.4)    -28%       0.8        6%
Equity                                            1.1      1.0      0.5     (0.2)      (0.6)      1.7     N/M        0.1       10%


(1) Income/(Loss) before restructuring charges/(reversals) was $(100) million in the second quarter 2002 and $(106) million in the fourth quarter 2001.

 BANK ONE CORPORATION and Subsidiaries
 Line of Business Information

                                                                 2002                       2001             4th Qtr 2002
                                                 -------------------------------------    -------   -------------------------------
                                                 4th Qtr   3rd Qtr   2nd Qtr   1st Qtr    4th Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                 -------------------------------------    -------   -------------------------------
                                                                                                     Amt        %      Amt        %
Net Income by LOB
---------------------------------------------
Retail                                   $MM      $ 335     $ 354     $ 359     $ 343       $ 221    $ 114     52%   $ (19)      -5%
Commercial Banking                                  148       179       147       143         102       46     45%     (31)     -17%
Card Services                                       321       298       308       239         287       34     12%      23        8%
Investment Management                                81       100       116       114          96      (15)   -16%     (19)     -19%
Corporate                                           (43)     (108)      (87)      (52)       (165)     122     74%      65       60%
                                                 ------------------------------------     ----------------           -----
Net income                                        $ 842     $ 823     $ 843     $ 787       $ 541    $ 301     56%   $  19        2%
                                                 ====================================     ================           =====

PERCENT CONTRIBUTION
---------------------------------------------
Retail                                             39.8%     43.0%     42.6%     43.6%       40.9%
Commercial Banking                                 17.6%     21.7%     17.4%     18.2%       18.9%
Card Services                                      38.1%     36.2%     36.5%     30.4%       53.0%
Investment Management                               9.6%     12.2%     13.8%     14.5%       17.7%
Corporate                                          -5.1%    -13.1%    -10.3%     -6.7%      -30.5%
                                                 ------------------------------------     ----------------           -----
  Income (loss) before accounting change          100.0%    100.0%    100.0%    100.0%      100.0%

Headcount - full-time
                                                 73,685    73,535    73,579    73,864      73,519      166      0%     150        0%

Glossary for Selected Noninterest Income Categories
---------------------------------------------------

                                                   Representative types of revenue/fees
                                                   ------------------------------------------------------------------------------
 Banking fees and commissions                      Insurance fees, documentary fees, loan servicing fees, commitment fees, mutual fund commissions, syndicated management fees, leasing fees, safe deposit fees, official checks fees, ATM interchange, misc. other fee revenue

 Credit card revenue                               Credit card fees, merchant fees, interchange fees

 Service charges on deposits                       Service charges on deposits, deficient balance fees, NSF/OD fees, waived fees

 Fiduciary & investment management fees            Asset management fees, personal trust fees, other trust fees, advisory fees

 Investment security gains (losses)                Venture capital and investment securities gains (losses)

 Trading                                           Trading and foreign exchange

 Other income (loss)                               Net securitization gains (losses), net gains (losses) on Corporate transactions and/or asset sales/dispositions

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information

                                                                        2002(5)                           2001
                                                   ------------------------------------------------     --------
                                                   4th Qtr       3rd Qtr       2nd Qtr     1st Qtr       4th Qtr
                                                   ------------------------------------------------     --------
INCOME STATEMENT DATA:
---------------------------------------------
Total revenue, net of interest expense        $MM  $ 4,225      $  4,180      $  4,274     $  4,152     $  4,207
Net interest income-
  fully taxable-equivalent ("FTE") basis(1)          2,192         2,235         2,078        2,235        2,273
Noninterest income                                   2,069         1,983         2,232        1,952        1,972
Provision for credit losses                            628           587           607          665          765
Noninterest expense                                  2,383         2,415         2,438        2,345        2,706
Net income                                             842           823           843          787          541

PER COMMON SHARE DATA:
---------------------------------------------
Net income:
  Basic                                            $  0.73      $   0.71      $   0.72     $   0.67     $   0.46
  Diluted                                             0.72          0.70          0.71         0.67         0.46
Cash dividends declared                               0.21          0.21          0.21         0.21         0.21
Book value                                           19.28         18.79         18.37        17.81        17.33

BALANCE SHEET DATA - ENDING BALANCES:
---------------------------------------------
Loans                                               148,125      150,389       147,728      152,126      156,733
Total assets                                        277,383      274,187       270,343      262,947      268,954
Deposits                                            170,008      164,036       157,518      158,803      167,530
Long-term debt(2)                                    43,234       42,481        43,756       44,194       43,418
Common stockholders' equity                          22,440       21,925        21,563       20,913       20,226
Total stockholders' equity                           22,440       21,925        21,563       20,913       20,226

CREDIT QUALITY RATIOS:
---------------------------------------------
Net charge-offs to average loans                       1.65%        1.55%         1.62%        1.71%        1.79%
Allowance to period end loans                          3.20         3.17          3.19         3.06         2.97
Nonperforming assets to related assets(3)              2.38         2.48          2.65         2.58         2.35

FINANCIAL PERFORMANCE:
---------------------------------------------
Return on average assets                               1.24%        1.24%         1.32%        1.21%        0.80%
Return on average common equity                        15.0         14.8          15.7         15.3         10.5
Net interest margin                                    3.67         3.84          3.69         3.91         3.84
Efficiency ratio                                       55.9         57.3          56.6         56.0         63.7
Employees                                            73,685(4)    73,535(4)     73,579(4)    73,864(4)    73,519

CAPITAL RATIOS:
---------------------------------------------
Risk-based capital:
  Tier 1                                                9.9%         9.5%          9.4%         9.0%         8.6%
  Total                                                13.7         13.0          13.0         12.7         12.2
Leverage                                                8.9          9.0           9.1          8.6          8.2

COMMON STOCK DATA:
---------------------------------------------
Average shares outstanding:
  Basic                                               1,157        1,162         1,174        1,170        1,166
  Diluted                                             1,166        1,171         1,184        1,179        1,174
Stock price, quarter-end                           $  36.55     $  37.40      $  38.48     $  41.78     $  39.05

(1) Net interest income-FTE includes taxable equivalent adjustments of $36 million, $38 million, $36 million, $35 million and $38 million for the quarters ended December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002 and December 31, 2001, respectively.
(2)  Includes trust preferred capital securities.
(3) Related assets consist of loans outstanding including loans held for sale, and other real estate owned.
(4) Includes the addition of employees due to the consolidation of Paymentech, Inc. and Anexsys, LLC.
(5) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income

                                                                        2002(1)                           2001
                                                   ------------------------------------------------     --------
                                                   4th Qtr       3rd Qtr       2nd Qtr     1st Qtr       4th Qtr
                                                   ------------------------------------------------     --------
Interest income                                    $ 3,449      $  3,535      $  3,411     $  3,540     $  3,819
Interest expense                                     1,293         1,338         1,369        1,340        1,584
                                                   ------------------------------------------------     --------
  Total net interest income                          2,156         2,197         2,042        2,200        2,235

Banking fees and commissions                           429           409           492          445          444
Credit card revenue                                    983           971           956          906          866
Service charges on deposits                            399           410           376          393          370
Fiduciary and investment management fees               182           181           188          189          193
Investment securities gains (losses)                   116           (29)           96          (18)           3
Trading                                                (10)          143            74           17           24
Other income                                           (30)         (102)           50           20           72
                                                   ------------------------------------------------     --------
  Total noninterest income                           2,069         1,983         2,232        1,952        1,972
                                                   ------------------------------------------------     --------
  Total revenue, net of interest expense             4,225         4,180         4,274        4,152        4,207

Provision for credit losses                            628           587           607          665          765

Salaries and employee benefits                       1,138         1,130         1,101        1,096        1,060
Occupancy                                              158           159           170          158          180
Equipment                                              115           109            99          103          110
Outside service fees and processing                    327           304           372          300          306
Marketing and development                              241           291           264          258          228
Telecommunication                                       56            74           134          101           98
Other intangible amortization                           31            32            29           33           28
Goodwill amortization                                    -             -             -            -           17
Other expense                                          317           316           332          296          325
                                                   ------------------------------------------------     --------
  Total noninterest expense before merger
   and restructuring-related charges (reversals)     2,383         2,415         2,501        2,345        2,352
Merger and restructuring-related charges (reversals)     -             -           (63)           -          354
                                                   ------------------------------------------------     --------
  Total noninterest expense                          2,383         2,415         2,438        2,345        2,706

Income before income taxes                           1,214         1,178         1,229        1,142          736
Applicable income taxes                                372           355           386          355          195
                                                   ------------------------------------------------     --------
Net income                                         $   842      $    823      $    843     $    787     $    541
                                                   ================================================     ========
Net income attributable to common
   stockholders' equity                            $   842      $    823      $    843     $    787     $    540
                                                   ================================================     ========

Earnings per share:
  Basic                                            $  0.73      $   0.71      $   0.72     $   0.67     $   0.46
  Diluted                                          $  0.72      $   0.70      $   0.71     $   0.67     $   0.46
Average common shares outstanding (millions):
  Basic                                              1,157         1,162         1,174        1,170        1,166
  Diluted                                            1,166         1,171         1,184        1,179        1,174

(1) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income


                                           Year Ended
                                           December 31
                                      ---------------------
                                        2002(1)       2001
                                      ---------------------
Interest income               $MM      $13,935      $17,304
Interest expense                         5,340        8,666
                                      ---------------------
   Total net interest income             8,595        8,638
Banking fees and commissions             1,775        1,731
Credit card revenue                      3,816        2,775
Service charges on deposits              1,578        1,449
Fiduciary and investment
  management fees                          740          754
Investment securities gains
  (losses)                                 165          (66)
Trading                                    224          220
Other income                               (62)         360
                                      ---------------------
   Total noninterest income              8,236        7,223
                                      ---------------------
   Total revenue, net of
     interest expense                   16,831       15,861
Provision for credit losses              2,487        2,510
Salaries and employee benefits           4,465        4,198
Occupancy                                  645          686
Equipment                                  426          457
Outside service fees and
  processing                             1,303        1,178
Marketing and development                1,054          862
Telecommunication                          365          407
Other intangible amortization              125           97
Goodwill amortization                        -           69
Other expense                            1,261        1,246
                                      ---------------------
   Total noninterest
     expense before merger
     and restructuring-related
     charges (reversals)                 9,644        9,200
Merger and restructuring-related
  charges (reversals)                      (63)         351
                                      ---------------------
   Total noninterest expense             9,581        9,551
Income before income taxes
  and cumulative effect of
  change in accounting
  principle                              4,763        3,800
Applicable income taxes                  1,468        1,118
                                      ---------------------
Income before cumulative
  effect of change in
  accounting principle                   3,295        2,682

Cumulative effect of change
  in accounting principle,
  net of tax ($25)                           -          (44)
                                      ---------------------
Net income                             $ 3,295      $ 2,638
                                      =====================
Net income attributable to
  common stockholders' equity          $ 3,295      $ 2,628
                                      =====================
Earnings per share before
  cumulative effect of change
  in accounting principle:
   Basic                               $  2.83      $  2.28
   Diluted                             $  2.80      $  2.28
Earnings per share:
   Basic                               $  2.83      $  2.25
   Diluted                             $  2.80      $  2.24
Average common shares outstanding
  (millions):
   Basic                                 1,162        1,166
   Diluted                               1,172        1,174

(1) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                              2002(1)                    2001
                                                           -----------------------------------------   --------
                                                            Dec 31     Sept 30    June 30    Mar 31     Dec 31
                                                           -----------------------------------------   --------
ASSETS
-----------------------------------------------------
Cash and due from banks                               $MM  $ 17,920   $ 21,699   $ 17,120   $ 12,683   $ 17,383
Interest-bearing due from banks                               1,503      2,960      3,041      1,532      1,030
Federal funds sold and securities under resale
 agreements                                                  17,356      8,062      9,538      9,211      9,347
Trading assets                                                7,190      6,367      6,269      6,974      6,167
Derivative product assets                                     4,273      4,205      2,996      2,664      3,225
Investment securities                                        67,643     66,129     65,685     58,657     60,883
Loans (2)                                                   148,125    150,389    147,728    152,126    156,733
Allowance for credit losses                                  (4,525)    (4,518)    (4,521)    (4,520)    (4,528)
                                                           -----------------------------------------   --------
  Loans, net                                                143,600    145,871    143,207    147,606    152,205
Other assets                                                 17,898     18,894     22,487     23,620     18,714
                                                           -----------------------------------------   --------
  Total assets                                             $277,383   $274,187   $270,343   $262,947   $268,954
                                                           =========================================   ========

LIABILITIES
-----------------------------------------------------
Deposits:
 Demand                                                    $ 34,325   $ 30,870   $ 26,841   $ 29,098   $ 32,179
 Savings                                                     88,934     85,245     81,477     80,149     80,599
 Time                                                        30,512     32,265     34,658     36,228     38,177
 Foreign offices                                             16,237     15,656     14,542     13,328     16,575
                                                           -----------------------------------------   --------
    Total deposits                                          170,008    164,036    157,518    158,803    167,530
Federal funds purchased and securities sold
  under repurchase agreements                                14,578     15,499     16,728     15,154     13,728
Other short-term borrowings                                  12,306     12,810      9,809      5,503     10,255
Long-term debt                                               39,919     39,166     40,441     40,879     40,103
Guaranteed preferred beneficial interest in the
  Corporation's junior subordinated debt                      3,315      3,315      3,315      3,315      3,315
Derivative product liabilities                                3,838      3,886      2,632      2,071      2,574
Other liabilities                                            10,979     13,550     18,337     16,309     11,223
                                                           -----------------------------------------   --------
  Total liabilities                                         254,943    252,262    248,780    242,034    248,728
                                                           -----------------------------------------   --------

STOCKHOLDERS' EQUITY
-----------------------------------------------------
Preferred stock                                                   -          -          -          -          -
Common stock                                                     12         12         12         12         12
Surplus                                                      10,239     10,224     10,177     10,239     10,311
Retained earnings                                            13,020     12,423     11,845     11,250     10,707
Accumulated other adjustments to stockholders' equity            (8)        26         46        (46)       (65)
Deferred compensation                                          (157)      (177)      (195)      (217)      (121)
Treasury stock                                                 (666)      (583)      (322)      (325)      (618)
                                                           -----------------------------------------   --------
  Total stockholders' equity                                 22,440     21,925     21,563     20,913     20,226
                                                           -----------------------------------------   --------

  Total liabilities and stockholders' equity               $277,383   $274,187   $270,343   $262,947   $268,954
                                                           =========================================   ========

Common Shares -- period-end:
  Issued                                              $MM     1,181      1,181      1,181      1,181      1,181
  Treasury shares                                                17         14          7          7         14
                                                           -----------------------------------------   --------
  Outstanding                                                 1,164      1,167      1,174      1,174      1,167
                                                           =========================================   ========

(1) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

(2) Includes loans held for sale of $6.9 billion, $7.9 billion, $5.8 billion, $4.5 billion and $4.2 billion at December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002 and December 31, 2001, respectively. These amounts are not included in allowance coverage. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Credit Quality

                                                                              2002                       2001
                                                           -----------------------------------------   --------
                                                            4th Qtr    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr
                                                           -----------------------------------------   --------
Provision for credit losses                           $MM    $  628     $  587     $  607     $  665     $  765

Gross charge-offs                                     $MM    $  700     $  648     $  714     $  767     $  812
Recoveries                                                       78         75        107        104         95
                                                             ---------------------------------------     ------
  Net charge-offs                                            $  622     $  573     $  607     $  663     $  717
                                                             =======================================     ======

Net charge-offs:
  Retail                                              $MM    $  239     $  202     $  215     $  265     $  268
  Commercial Banking:
    Corporate Banking                                           148        160        168        163        164
    Middle Market Banking                                        54         77        106        118        158
                                                             ---------------------------------------     ------
      Total Commercial Banking                                  202        237        274        281        322
  Card Services                                                 168        131        118         97        113
  IMG and Corporate                                              13          3          -         20         14
                                                             ---------------------------------------     ------
      Total net charge-offs                                  $  622     $  573     $  607     $  663     $  717

Net charge-off ratios:
  Retail                                                       1.41%      1.21%      1.29%      1.53%      1.53%
  Commercial Banking:
    Corporate Banking                                          1.88       2.03       2.02       1.81       1.72
    Middle Market Banking                                      0.70       0.96       1.26       1.34       1.75
      Total Commercial Banking                                 1.30       1.49       1.64       1.58       1.73
  Card Services                                                5.05       4.99       5.58       5.38       5.41
  IMG                                                          0.74       0.17          -       0.29       0.74

  Net charge-offs to average loans                             1.65       1.55       1.62       1.71       1.79

Allowance for credit losses - period-end              $MM    $4,525     $4,518     $4,521     $4,520     $4,528

Nonperforming assets - period-end:
  Nonperforming loans:
    Retail                                            $MM    $1,331     $1,434     $1,349     $1,402     $1,344
    Commercial Banking:
      Corporate Banking                                         873      1,010      1,161      1,170      1,154
      Middle Market Banking                                   1,001      1,030      1,136      1,087        973
                                                             ---------------------------------------     ------
       Total Commercial Banking                               1,874      2,040      2,297      2,257      2,127
    IMG and Corporate                                            71         47         74         78         80
                                                             ---------------------------------------     ------
       Total nonperforming loans (1)                          3,276      3,521      3,720      3,737      3,551
    Other, including other real estate owned                    251        214        204        197        137
                                                             ---------------------------------------     ------
       Total nonperforming assets                            $3,527     $3,735     $3,924     $3,934     $3,688
                                                             =======================================     ======

Nonperforming assets to related assets                         2.38%      2.48%      2.65%      2.58%      2.35%
Allowance to period end loans                                  3.20       3.17       3.19       3.06       2.97
Allowance to nonperforming loans                                139        132        125        123        128

Credit card delinquency rate:
    30+ days                                                   2.95%      2.74%      2.72%      2.99%      3.00%
    90+ days                                                   1.38       1.11       1.23       1.36       1.41

(1) Includes loans held for sale of $22 million, $93 million, $107 million and $66 million at December 31, 2002, September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001 there were no nonperforming loans included in loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Credit Quality-Continued

                                                                              2002                       2001
                                                           -----------------------------------------   --------
                                                            4th Qtr    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr
                                                           -----------------------------------------   --------
COMMERCIAL LOAN SALES:
-----------------------------------------------------
Loans Sold and Loans Transferred to Loans Held For
 Sale:(1)
  Nonperforming loans                                 $MM  $     62   $    139   $    208   $     99   $     18
  Other loans with credit related losses                        204        158        148        160         93
  Other loans                                                   134        182        193        343        179
                                                           -----------------------------------------   --------
      Total                                                $    400   $    479   $    549   $    602   $    290
                                                           =========================================   ========

Losses on Sale:
  Charge-offs: (2)(3)
    Nonperforming loans                                    $      -   $      5   $     39   $     48   $      8
  Other loans with credit related losses                          5          6         12         19         18
                                                           -----------------------------------------   --------
      Total charge-offs                                    $      5   $     11   $     51         67         26
  Losses on loans sold and held for sale                         (3)        12         22          4         12
                                                           -----------------------------------------   --------
      Total                                                $      2   $     23   $     73   $     71   $     38
                                                           =========================================   ========

Capital and Related Information

CAPITAL RATIOS:
-----------------------------------------------------
Regulatory risk-based capital:
  Tier 1                                                        9.9%       9.5%       9.4%       9.0%       8.6%
  Total                                                        13.7       13.0       13.0       12.7       12.2
Leverage                                                        8.9        9.0        9.1        8.6        8.2

  Tier 1 capital                                      $MM  $ 23,918   $ 23,428   $ 23,039   $ 22,513   $ 21,749
  Tier 2 capital                                              9,201      8,650      8,924      9,115      9,091
                                                           -----------------------------------------   --------
     Total capital                                         $ 33,119   $ 32,078   $ 31,963   $ 31,628   $ 30,840
                                                           =========================================   ========

Total risk weighted assets                                 $241,468   $247,050   $246,032   $249,128   $253,330
                                                           =========================================   ========

INTANGIBLE ASSETS:
-----------------------------------------------------
Goodwill                                              $MM  $  1,882   $  1,829   $  1,829   $  1,840   $  1,560
Other nonqualifying intangibles                                 256        215        237        251        207
                                                           -----------------------------------------   --------
  Subtotal                                                    2,138      2,044      2,066      2,091      1,767
Qualifying intangibles                                          415        421        405        422        414
                                                           -----------------------------------------   --------
  Total                                                    $  2,553   $  2,465   $  2,471   $  2,513   $  2,181
                                                           =========================================   ========

(1) Fourth quarter 2002 includes loans reclassified to loans held for sale of approximately $19 million, $148 million and $68 million in nonperforming, other loans with credit related losses and other loans, respectively.

(2)  These charge-offs are included in Commercial Banking net charge-offs.

(3) When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss. There were no charge-offs on loans reclassified to held for sale in the fourth quarter 2002.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                                     2002(1)                  2001            4th Qtr 2002
                                                       ----------------------------------   ----------------------------------------
                                                       4th Qtr  3rd Qtr  2nd Qtr  1st Qtr   4th Qtr    Chg Prior Yr.  Chg. Prior Yr.
                                                       ----------------------------------   ----------------------------------------
                                                                                                         Amt  %         Amt   %
Card Services - managed basis
===================================================

INCOME STATEMENT DATA
---------------------------------------------
Net interest income - FTE                      $MM     $ 1,548  $ 1,524  $ 1,526  $ 1,555    $1,635     $(87)   -5%    $  24     2%

  Banking fees and commissions                              11       13       17       25        25      (14)  -56%       (2)  -15%
  Credit card revenue                                      500      460      441      395       313      187    60%       40     9%
  Other income (loss)                                      (19)     (24)      28      (18)       25      (44)   N/M        5    21%
                                                       ----------------------------------   ----------------           -----
Noninterest income                                         492      449      486      402       363      129    36%       43    10%
                                                       ----------------------------------   ----------------           -----
Total revenue                                            2,040    1,973    2,012    1,957     1,998       42     2%       67     3%

Provision for credit losses                                910      870      926      943       930      (20)   -2%       40     5%

  Salaries and employee benefits                           150      151      142      146       122       28    23%       (1)   -1%
  Other expense                                            455      464      462      475       427       28     7%       (9)   -2%
                                                       ----------------------------------   ----------------           -----
   Noninterest expense before merger and
   restructuring-related charges                           605      615      604      621       549       56    10%      (10)   -2%
                                                       ----------------------------------   ----------------           -----
 Restructuring-related charges (reversals)                   -        -      (19)       -        61      (61)   N/M        -     0%
                                                       ----------------------------------   ----------------           -----
Noninterest expense                                        605      615      585      621       610       (5)   -1%      (10)   -2%
Income before income taxes - FTE                           525      488      501      393       458       67    15%       37     8%
Tax expense & FTE adj                                      204      190      193      154       171       33    19%       14     7%
                                                       ----------------------------------   ----------------           -----
 Net income (2)(3)                                     $   321  $   298  $   308  $   239    $  287     $ 34    12%    $  23     8%
                                                       ==================================   ================           =====

Memo: Net securitization gains (amortization)                5      (11)     (13)     (31)      (20)      25    N/M       16    N/M

FINANCIAL PERFORMANCE
---------------------------------------------
% of average outstandings:
 Net interest income - FTE                                8.65%    8.87%    9.29%    9.51%     9.75%   -1.10%          -0.22%
 Provision for credit losses                              5.08%    5.06%    5.64%    5.77%     5.55%   -0.47%           0.02%
 Noninterest income                                       2.75%    2.61%    2.96%    2.46%     2.17%    0.58%           0.14%
                                                       ----------------------------------   ----------------           -----
      Risk adjusted margin                                6.32%    6.42%    6.61%    6.20%     6.37%   -0.05%          -0.10%
 Noninterest expense                                      3.39%    3.58%    3.56%    3.80%     3.64%   -0.25%          -0.19%
                                                       ----------------------------------   ----------------           -----
 Pretax income - FTE                                      2.93%    2.84%    3.05%    2.40%     2.73%    0.20%           0.09%
 Net income                                               1.79%    1.73%    1.87%    1.46%     1.71%    0.08%           0.06%

Return on equity                                            20%      18%      19%      15%       18%       2%              2%
Efficiency ratio                                            30%      31%      29%      32%       31%      -1%             -1%
Headcount - full-time                                   10,548   10,508   10,298   10,718     9,871      677     7%       40     0%

ENDING BALANCES
---------------------------------------------
  Owned (4)                                    $B      $  11.6  $  11.9  $   9.1  $   7.4    $  6.8     $4.8    71%    $(0.3)   -3%
  Seller's interest and Accrued Interest
    Receivable                                            28.5     24.4     21.9     22.3      24.0      4.5    19%      4.1    17%
                                                       ----------------------------------   ----------------           -----
    Loans on balance sheet                                40.1     36.3     31.0     29.7      30.8      9.3    30%      3.8    10%
  Securitized                                             33.9     32.9     35.8     35.1      37.3     (3.4)   -9%      1.0     3%
                                                       ----------------------------------   ----------------           -----
Loans                                                  $  74.0  $  69.2  $  66.8  $  64.8    $ 68.2     $5.8     9%    $ 4.8     7%

Assets                                                    79.2     73.4     69.8     70.0      72.7      6.5     9%      5.8     8%

Equity                                                     6.4      6.4      6.4      6.4       6.4        -     0%        -     0%

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income. On a managed basis, net interest income, non-interest income and provision are reported in their respective income statement lines.

(2) Results include the effect of consolidating Paymentech beginning in the first quarter 2002. The impact on the fourth quarter results was to increase net interest income by $4 million, noninterest income by $94 million, noninterest expense by $84 million; there was no impact on net income. Headcount increased by 1,589.

(3) Income before restructuring charges/(reversals) was $296 million in the second quarter 2002 and $326 million in the fourth quarter 2001.

(4) Includes loans held for sale of $4.0 billion, $5.2 billion, $4.0 billion, $2.6 billion and $1.7 billion at December 31, 2002, September 30, 2002, June 30, 2002, March 31, 2002 and December 31, 2001, respectively. These amounts are not included in allowance coverage statistics.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                               2002                     2001              4th Qtr 2002
                                               -------------------------------------   ----------------------------------------
                                               4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                               -------------------------------------   ----------------------------------------
                                                                                                  Amt      %      Amt      %
Card Services - managed basis - continued
-----------------------------------------
AVERAGE BALANCES
-------------------------------
  Owned                               $B       $  13.3   $  10.5   $   8.5   $   7.2   $   8.3   $   5.0   60%   $   2.8   27%
  Seller's interest and Accrued
   Interest Receivable                            24.2      24.3      21.9      22.5      20.0       4.2   21%      (0.1)   0%
                                               -------------------------------------   -----------------         -------
   Loans on balance sheet                         37.5      34.8      30.4      29.7      28.3       9.2   33%       2.7    8%
  Securitized                                     33.5      33.4      35.5      36.6      38.2      (4.7) -12%       0.1    0%
                                               -------------------------------------   -----------------         -------
Loans                                          $  71.0   $  68.2   $  65.9   $  66.3   $  66.5   $   4.5    7%   $   2.8    4%
Assets                                            75.8      72.2      70.0      71.4      71.2       4.6    6%       3.6    5%
Equity                                             6.4       6.4       6.4       6.4       6.4         -    0%         -    0%

CREDIT QUALITY
-------------------------------
Net charge-offs:
  Credit card - managed                        $   910   $   853   $   926   $   943   $   930   $   (20)  -2%   $    57    7%
Net charge-off ratios:
  Credit card - managed                           5.13%     5.00%     5.62%     5.69%     5.59%    -0.46%           0.13%
  12 month lagged (1)                             5.47%     5.12%     5.86%     5.77%     5.67%    -0.20%           0.35%
Delinquency ratios:
  - 30+ days                                      4.02%     4.05%     3.83%     4.27%     4.46%    -0.44%          -0.03%
  - 90+ days                                      1.80%     1.68%     1.72%     1.96%     1.93%    -0.13%           0.12%
Allowance for loan losses                      $   396   $   396   $   396   $   396   $   396   $     -    0%   $     -    0%
Allowance to period end owned loans               5.22%     5.87%     7.74%     8.29%     7.86%    -2.64%          -0.65%


OTHER DATA
-------------------------------
Charge volume                         $B       $  43.5   $  39.5   $  38.4   $  34.0   $  38.3   $   5.2   14%   $   4.0   10%
New accounts opened                 000s         1,257     1,430     1,283       941       998       259   26%      (173) -12%
Credit Cards issued                             50,351    53,510    53,346    53,965    55,554    (5,203)  -9%    (3,159)  -6%
# FirstUSA.com customers              MM           3.4       3.0       2.6       2.3       1.9       1.5   79%       0.4   13%

Paymentech:
  Bank Card Volume                   $MM       $35,979   $30,711   $30,076   $27,961   $30,255   $ 5,724   19%   $ 5,268   17%
  Total Transactions                  MM         1,189     1,063     1,016       940       983       206   21%       126   12%


(1) Second and first quarter 2002 and fourth quarter 2001 ratios include Wachovia net charge-offs but exclude Wachovia loans.

--------------------------------------------------------------------------------
  The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 64 and Note 9, "Credit Card Securitizations," of the December 31, 2001 Form 10-K for additional information related to the Corporation's securitization activity.
--------------------------------------------------------------------------------

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information

- Managed Basis                                                                 2002                         2001
                                                            --------------------------------------------     --------
                                                             4th Qtr    3rd Qtr      2nd Qtr    1st Qtr       4th Qt
                                                            --------------------------------------------     --------

MANAGED INCOME STATEMENT STATISTICS (1)
---------------------------------------------
Net interest income - FTE                              $MM  $  3,347     $  3,399    $  3,336   $  3,539     $  3,578
Credit card revenue                                              570          528         506        448          378
Other noninterest income                                       1,086        1,012       1,276      1,046        1,106
Merger and restructuring-related charges (reversals)               -            -         (63)         -          354
Other noninterest expense                                      2,383        2,415       2,501      2,345        2,352
Provision for credit losses                                    1,370        1,308       1,415      1,511        1,582
Net income                                                       842          823         843        787          541

MANAGED BALANCE SHEET DATA - ENDING BALANCES:
---------------------------------------------
Loans                                                        210,540      207,634     205,422    209,519      218,102
Assets                                                       311,271      307,044     306,140    297,998      306,304

MANAGED CREDIT QUALITY (1)
---------------------------------------------
Net charge-offs to average loans                                2.62%        2.52%       2.73%      2.82%        2.84%
Total net charge-offs                                       $  1,363     $  1,295    $  1,416   $  1,510     $  1,548


MANAGED FINANCIAL PERFORMANCE:
---------------------------------------------
Net interest margin                                             4.91%        5.10%       5.12%      5.35%        5.20%
Efficiency ratio                                                47.6         48.9        47.6       46.6         53.5

MANAGED CAPITAL RATIO (1)
---------------------------------------------
Tangible common equity/tangible assets                           6.4%         6.4%        6.3%       6.2%         5.9%

--------------------------------------------------------------------------------
The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 64 and Note 9, "Credit Card Securitizations, " of the December 31, 2001 Form 10-K for additional information related to the Corporation's securitization activity.
--------------------------------------------------------------------------------

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis


                                                                   2002                          2001
                                                 -------------------------------------------   --------
                                                  4th Qtr   3rd Qtr    2nd Qtr      1st Qtr    4th Qtr
                                                 -------------------------------------------   --------

AVERAGE BALANCE SHEET
------------------------------------
Assets
------
Short-term investments                     $MM   $ 15,338   $  9,484   $  10,300    $ 12,560   $ 14,442
Trading assets (1)                                  6,995      6,426       6,941       6,239      6,487
Investment securities: (1)
 U.S. government and federal agency                28,549     30,331      26,655      25,883     23,317
 States and political subdivisions                  1,177      1,171       1,178       1,287      1,327
 Other                                             10,212     10,994       9,341       8,387      9,207
                                                 -------------------------------------------   --------
   Total investment securities                     39,938     42,496      37,174      35,557     33,851
Loans (1) (2)                                     208,167    205,830     207,145     214,049    218,297
                                                 -------------------------------------------   --------
   Total earning assets                           270,438    264,236     261,560     268,405    273,077
Allowance for credit losses                        (4,566)    (4,533)     (4,521)     (4,563)    (4,516)
Other assets - nonearning                          37,881     36,277      34,383      36,102     36,348
                                                 -------------------------------------------   --------
   Total assets                                  $303,753   $295,980   $ 291,422    $299,944   $304,909
                                                 ===========================================   ========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing: (3)
 Savings                                         $ 10,076   $  9,953   $ 10,997     $ 12,731   $ 15,509
 Money market                                      75,911     73,522     67,546       70,387     60,333
 Time                                              31,483     33,340     35,529       37,387     39,456
 Foreign offices (4)                               14,776     14,634     14,293       14,064     17,979
                                                 -------------------------------------------   --------
   Total deposits - interest-bearing              132,246    131,449    128,365      134,569    133,277
Federal funds purchased and securities
 under repurchase agreements                       14,950     15,115     15,188       14,531     15,611
Other short-term borrowings                        45,761     43,244     41,586       43,966     47,810
Long-term debt (5)                                 43,180     43,229     43,870       43,022     44,282
                                                 -------------------------------------------   --------
   Total interest-bearing liabilities             236,137    233,037    229,009      236,088    240,980
Demand deposits                                    30,613     26,216     27,266       29,165     29,983
Other liabilities                                  14,760     14,646     13,557       13,828     13,443
Preferred stock                                         -          -          -            -         64
Common stockholders' equity                        22,243     22,081     21,590       20,863     20,439
                                                 -------------------------------------------   --------
   Total liabilities and equity                  $303,753   $295,980   $291,422     $299,944   $304,909
                                                 ===========================================   ========



(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2) Nonperforming loans are included in average balances used to determine average rate.

(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.

(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.

(5) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis

                                                                            2002                     2001
                                                        ---------------------------------------    -------
                                                        4th Qtr    3rd Qtr    2nd Qtr   1st Qtr    4th Qtr
                                                        ---------------------------------------    -------
INCOME/EXPENSE
---------------------------------------
Assets
------
Short-term investments                        $MM       $   62     $   49     $   49     $   58    $   89
Trading assets (1)                                          67         66         65         60        63
Investment securities: (1)
  U.S. government and federal agency                       338        401        364        352       332
  States and political subdivisions                         20         21         22         23        25
  Other                                                     87         95         82         91       105
                                                        ---------------------------------------    ------
    Total investment securities                            445        517        468        466       462
Loans (1)(2)                                             4,248      4,303      4,329      4,501     4,823
                                                        ---------------------------------------    ------
    Total earning assets                                $4,822     $4,935     $4,911     $5,085    $5,437
                                                        =======================================    ======
Liabilities
-----------
Deposits - interest-bearing: (3)
  Savings                                               $   54     $   46     $   48     $   43    $   30
  Money market                                             170        172        163        168       235
  Time                                                     342        374        414        445       521
  Foreign offices (4)                                       66         75         71         68       114
                                                        ---------------------------------------    ------
    Total deposits - interest-bearing                      632        667        696        724       900
Federal funds purchased and securities
  under repurchase agreements                               63         73         73         62        80
Other short-term borrowings                                272        275        261        246       340
Long-term debt (5)                                         508        521        545        514       539
                                                        ---------------------------------------    ------
    Total interest-bearing liabilities                  $1,475     $1,536     $1,575     $1,546    $1,859
                                                        =======================================    ======
Interest income/earning assets                          $4,822     $4,935     $4,911     $5,085    $5,437
Interest expense/earning assets                          1,475      1,536      1,575      1,546     1,859
                                                        ---------------------------------------    ------
Net interest income/margin                              $3,347     $3,399     $3,336     $3,539    $3,578
                                                        =======================================    ======


(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2) Nonperforming loans are included in average balances used to determine average rate.

(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.

(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.

(5) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis

                                                                    2002                       2001
                                                   --------------------------------------     -------
                                                   4th Qtr   3rd Qtr     2nd Qtr  1st Qtr     4th Qtr
                                                   --------------------------------------     -------
YIELDS AND RATES
------------------------------------------
Assets
------
Short-term investments                              1.60%     2.05%       1.91%    1.87%       2.44%
Trading assets (1)                                  3.80      4.07        3.76     3.90        3.85
Investment securities: (1)
  U.S. government and federal agency                4.70      5.25        5.48     5.52        5.65
  States and political subdivisions                 6.74      7.11        7.49     7.25        7.47
  Other                                             3.38      3.43        3.52     4.40        4.52
    Total investment securities                     4.42      4.83        5.05     5.32        5.41
Loans (1)(2)                                        8.10      8.29        8.38     8.53        8.77
    Total earning assets                            7.07      7.41        7.53     7.68        7.90

Liabilities
-----------
Deposits - interest-bearing: (3)
  Savings                                           2.13      1.83        1.75     1.37        0.77
  Money market                                      0.89      0.93        0.97     0.97        1.55
  Time                                              4.31      4.45        4.67     4.83        5.24
  Foreign offices (4)                               1.77      2.03        1.99     1.96        2.52
    Total deposits - interest-bearing               1.90      2.01        2.17     2.18        2.68
Federal funds purchased and securities
  under repurchase agreements                       1.67      1.92        1.93     1.73        2.03
Other short-term borrowings                         2.36      2.52        2.52     2.27        2.82
Long-term debt (5)                                  4.67      4.78        4.98     4.85        4.83
    Total interest-bearing liabilities              2.48      2.61        2.76     2.66        3.06

Interest income/earning assets                      7.07%     7.41%       7.53%    7.68%       7.90%
Interest expense/earning assets                     2.16      2.31        2.42     2.33        2.70
                                                    -----------------------------------        ----
Net interest margin                                 4.91%     5.10%       5.12%    5.35%       5.20%
                                                    ===================================        ====

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2) Nonperforming loans are included in average balances used to determine average rate.

(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.

(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.

(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis

                                                                         Year Ended
                                                                        December 31
                                                -----------------------------------------------------------
                                                            2002                            2001
                                                ----------------------------     --------------------------
                                                 Average     Income    Yield      Average    Income   Yield
                                                 Balance    Expense    Rate       Balance   Expense   Rate
                                                ----------------------------     --------------------------
AVERAGE BALANCE SHEET
---------------------------------------
Assets
------
Short-term investments                 $MM      $ 11,921   $    218     1.83%    $ 13,608   $   563    4.14%
Trading assets(1)                                  6,652        258     3.88        6,615       309    4.67
Investment securities:(1)
  U.S. government and federal agency              27,869      1,455     5.22       21,091     1,200    5.69
  States and political subdivisions                1,203         86     7.15        1,291        97    7.51
  Other                                            9,742        355     3.64        9,450       495    5.24
                                                -------------------              ------------------
    Total investment securities                   38,814      1,896     4.88       31,832     1,792    5.63
Loans(1)(2)                                      208,773     17,381     8.33      225,617    21,379    9.48
                                                -------------------              ------------------
    Total earning assets                         266,160   $ 19,753     7.42      277,672   $24,043    8.66
                                                           ========                         =======
Allowance for credit losses                       (4,546)                          (4,373)
Other assets - nonearning                         36,167                           34,085
                                                --------                         --------
      Total assets                              $297,781                         $307,384
                                                ========                         ========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:(3)
  Savings                                       $ 10,929   $    191     1.75     $ 15,463   $   168    1.09
  Money market                                    71,861        673     0.94       52,399     1,254    2.39
  Time                                            34,416      1,575     4.58       43,792     2,573    5.88
  Foreign offices(4)                              14,444        280     1.94       21,648       900    4.16
                                                -------------------              ------------------
    Total deposits - interest-bearing            131,650      2,719     2.07      133,302     4,895    3.67
Federal funds purchased and securities
 under repurchase agreements                      14,948        271     1.81       16,664       633    3.80
Other short-term borrowings                       43,644      1,054     2.41       53,311     2,456    4.61
Long-term debt (5)                                43,325      2,088     4.82       42,786     2,479    5.79
                                                -------------------              ------------------
    Total interest-bearing liabilities           233,567   $  6,132     2.63      246,063   $10,463    4.25
                                                           ========                         =======
Demand deposits                                   28,313                           28,499
Other liabilities                                 14,202                           13,093
Preferred stock                                        -                              158
Common stockholders' equity                       21,699                           19,571
                                                --------                         --------
      Total liabilities and equity              $297,781                         $307,384
                                                ========                         ========

Interest income/earning assets                             $ 19,753     7.42%               $24,043    8.66%
Interest expense/earning assets                               6,132     2.30                 10,463    3.77
                                                           -----------------                ---------------
Net interest income/margin                                 $ 13,621     5.12%               $13,580    4.89%
                                                           =================                ===============

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                    2002                        2001
                                                 -----------------------------------------    --------
                                                  4th Qtr   3rd Qtr     2nd Qtr    1st Qtr     4th Qtr
                                                 -----------------------------------------    --------
AVERAGE BALANCE SHEET
----------------------------------------
Assets
------
Short-term investments                     $MM   $ 15,338  $  9,484    $ 10,300   $ 12,560    $ 14,442
Trading assets(1)                                   6,995     6,426       6,941      6,239       6,487
Investment securities:(1)
  U.S. government and federal agency               28,549    30,331      26,655     25,883      23,317
  States and political subdivisions                 1,177     1,171       1,178      1,287       1,327
  Other                                            34,350    35,230      31,257     30,904      29,201
                                                 -----------------------------------------    --------
    Total investment securities                    64,076    66,732      59,090     58,074      53,845
Loans(1)(2)                                       150,531   148,152     149,674    154,942     160,150
                                                 -----------------------------------------    --------
    Total earning assets                          236,940   230,794     226,005    231,815     234,924
Allowance for credit losses                        (4,566)   (4,533)     (4,521)    (4,563)     (4,516)
Other assets - nonearning                          37,888    36,277      34,383     36,102      36,348
                                                 -----------------------------------------    --------
    Total assets                                 $270,262  $262,538    $255,867   $263,354    $266,756
                                                 =========================================    ========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:(3)
  Savings                                        $ 10,076  $  9,953    $ 10,997   $ 12,731    $ 15,509
  Money market                                     75,911    73,522      67,546     70,387      60,333
  Time                                             31,483    33,340      35,529     37,387      39,456
  Foreign offices(4)                               14,776    14,634      14,293     14,064      17,979
                                                 -----------------------------------------    --------
    Total deposits - interest-bearing             132,246   131,449     128,365    134,569     133,277
Federal funds purchased and securities
 under repurchase agreements                       14,950    15,115      15,188     14,531      15,611
Other short-term borrowings                        12,270     9,802       6,031      7,376       9,657
Long-term debt(5)                                  43,180    43,229      43,870     43,022      44,282
                                                 -----------------------------------------    --------
    Total interest-bearing liabilities            202,646   199,595     193,454    199,498     202,827
Demand deposits                                    30,613    26,216      27,266     29,165      29,983
Other liabilities                                  14,760    14,646      13,557     13,828      13,443
Preferred stock                                         -         -           -          -          64
Common stockholders' equity                        22,243    22,081      21,590     20,863      20,439
                                                 -----------------------------------------    --------
    Total liabilities and equity                 $270,262  $262,538    $255,867   $263,354    $266,756
                                                 =========================================    ========

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2) Nonperforming loans are included in average balances used to determine average rate.
(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                               2002                                 2001
                                                       -------------------------------------------------------     -------
                                                         4th Qtr          3rd Qtr       2nd Qtr      1st Qtr       4th Qtr
                                                       -------------------------------------------------------     -------
INCOME / EXPENSE
------------------------------------------------
Assets
Short-term investments                        $MM            62             $ 49          $ 49         $ 58          $ 89
Trading assets (1)                                           67               66            65           60            63
Investment securities: (1)
  U.S. government and federal agency                        338              401           364          352           332
  States and political subdivisions                          20               21            22           23            25
  Other                                                     521              558           484          501           507
                                                         --------------------------------------------------        ------
   Total investment securities                              879              980           870          876           864
Loans (1) (2)                                             2,477            2,478         2,463        2,581         2,841
                                                         --------------------------------------------------        ------
    Total earning assets                                 $3,485           $3,573        $3,447       $3,575        $3,857
                                                         ==================================================        ======

Liabilities
-----------
Deposits - interest-bearing: (3)
  Savings                                                $   54           $   46        $   48         $ 43        $   30
  Money market                                              170              172           163          168           235
  Time                                                      342              374           414          445           521
  Foreign offices (4)                                        66               75            71           68           114
                                                         --------------------------------------------------        ------
    Total deposits - interest-bearing                       632              667           696          724           900
Federal funds purchased and securities
 under repurchase agreements                                 63               73            73           62            80
Other short-term borrowings                                  90               77            55           40            65
Long-term debt (5)                                          508              521           545          514           539
                                                         --------------------------------------------------        ------
    Total interest-bearing liabilities                   $1,293           $1,338        $1,369      $ 1,340        $1,584
                                                         ==================================================        ======
Interest income/earning assets                           $3,485           $3,573        $3,447      $ 3,575        $3,857
Interest expense/earning assets                           1,293            1,338         1,369        1,340         1,584
                                                         --------------------------------------------------        ------
Net interest income/margin                               $2,192           $2,235        $2,078      $ 2,235        $2,273
                                                         ==================================================        ======

(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2) Nonperforming loans are included in average balances used to determine average rate.

(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.

(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.

(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                  2002                       2001
                                                  ---------------------------------------   -------
                                                  4th Qtr   3rd Qtr     2nd Qtr   1st Qtr   4th Qtr
                                                  ---------------------------------------   -------

YIELDS AND RATES
---------------------------------------------
Assets
------
Short-term investments                              1.60%     2.05%      1.91%      1.87%     2.44%
Trading assets (1)                                  3.80      4.07       3.76       3.90      3.85
Investment securities: (1)
     U.S. government and federal agency             4.70      5.25       5.48       5.52      5.65
     States and political subdivisions              6.74      7.11       7.49       7.25      7.47
     Other                                          6.02      6.28       6.21       6.57      6.89
        Total investment securities                 5.44      5.83       5.91       6.12      6.37
   Loans (1) (2)                                    6.53      6.64       6.60       6.76      7.04
        Total earning assets                        5.84      6.14       6.12       6.25      6.51

Liabilities
-----------
Deposits - interest-bearing: (3)
   Savings                                          2.13      1.83       1.75       1.37      0.77
   Money market                                     0.89      0.93       0.97       0.97      1.55
   Time                                             4.31      4.45       4.67       4.83      5.24
   Foreign offices (4)                              1.77      2.03       1.99       1.96      2.52
        Total deposits - interest-bearing           1.90      2.01       2.17       2.18      2.68
Federal funds purchased and securities
 under repurchase agreements                        1.67      1.92       1.93       1.73      2.03
Other short-term borrowings                         2.91      3.12       3.66       2.20      2.67
Long-term debt (5)                                  4.67      4.78       4.98       4.85      4.83
        Total interest-bearing liabilities          2.53      2.66       2.84       2.72      3.10


Interest income/earning assets                      5.84%     6.14%      6.12%      6.25%     6.51%
Interest expense/earning assets                     2.17      2.30       2.43       2.34      2.67
                                                    -------------------------------------   ------
Net interest margin                                 3.67%     3.84%      3.69%      3.91%     3.84%
                                                    =====================================   ======


(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2) Nonperforming loans are included in average balances used to determine average rate.

(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.

(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.

(5) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                          Year Ended
                                                                          December 31
                                               -----------------------------------------------------------------
                                                           2002                             2001
                                               -------------------------------  --------------------------------
                                                Average     Income      Yield    Average      Income       Yield
                                                Balance    Expense       Rate    Balance     Expense        Rate
                                               -------------------------------  --------------------------------
AVERAGE BALANCE SHEET
-----------------------------------------
Assets
------
Short-term investments                $MM      $  11,921   $    218      1.83%  $  13,608    $    563       4.14%
Trading assets (1)                                 6,652        258      3.88       6,615         309       4.67
Investment securities: (1)
  U.S. government and federal agency              27,869      1,455      5.22      21,091       1,200       5.69
  States and political subdivisions                1,203         86      7.15       1,291          97       7.51
  Other                                           32,951      2,064      6.26      28,210       1,997       7.08
                                               --------------------             ---------------------
    Total investment securities                   62,023      3,605      5.81      50,592       3,294       6.51
Loans (1)(2)                                     150,805      9,999      6.63     167,054      13,269       7.94
                                               --------------------             ---------------------
    Total earning assets                         231,401   $ 14,080      6.08     237,869    $ 17,435       7.33
                                                           ========                          ========
Allowance for credit losses                       (4,546)                          (4,373)
Other assets - nonearning                         36,168                           34,085
                                               ---------                        ---------
    Total assets                               $ 263,023                        $ 267,581
                                               =========                        =========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing: (3)
  Savings                                      $  10,929   $    191      1.75   $  15,463    $    168       1.09
  Money market                                    71,861        673      0.94      52,399       1,254       2.39
  Time                                            34,416      1,575      4.58      43,792       2,573       5.88
  Foreign offices (4)                             14,444        280      1.94      21,648         900       4.16
                                               --------------------             ---------------------
    Total deposits - interest-bearing            131,650      2,719      2.07     133,302       4,895       3.67
Federal funds purchased and securities
  under repurchase agreements                     14,948        271      1.81      16,664         633       3.80
Other short-term borrowings                        8,886        262      2.95      13,508         659       4.88
Long-term debt (5)                                43,325      2,088      4.82      42,786       2,479       5.79
                                               --------------------             ---------------------
    Total interest-bearing liabilities           198,809   $  5,340      2.69     206,260    $  8,666       4.20
                                                           ========                          ========
Demand deposits                                   28,313                           28,499
Other liabilities                                 14,202                           13,093
Preferred stock                                        -                              158
Common stockholders' equity                       21,699                           19,571
                                               ---------                        ---------
    Total liabilities and equity               $ 263,023                        $ 267,581
                                               =========                        =========

Interest income/earning assets                             $ 14,080      6.08%               $ 17,435       7.33%
Interest expense/earning assets                               5,340      2.30                   8,666       3.64
                                                           ------------------                -------------------
Net interest margin                                        $  8,740      3.78%               $  8,769       3.69%
                                                           ==================                ===================


(1) Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2) Nonperforming loans are included in average balances used to determine average rate.

(3) On a consolidated basis, demand deposit balances are routinely swept into overnight interest bearing deposits and are included in interest bearing deposit average balances and average rate information. On a line of business basis, the swept balances are included in demand deposits and are included in demand deposit average balances and average rate information.

(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.

(5) Includes trust preferred capital securities.